                                                                     EXHIBIT 2.1

                            JOINT VENTURE CONTRACT
                            ----------------------


                                    BETWEEN


          PANYU TIAN LE ELECTRICAL APPLIANCE MANUFACTURING CO., LTD.


                                     AND


                              D.V.S. H.K. LIMITED


                           FOR THE ESTABLISHMENT OF


          PANYU D.V.S. ELECTRICAL APPLIANCES MANUFACTURING CO., LTD.


                 Panyu Municipality, Guangdong Province, China

                               TABLE OF CONTENTS

Chapter                                                                                               Page
-------                                                                                               ----
1.   General Provisions...........................................................................       1
2.   The Parties..................................................................................       1
3.   Establishment of the Joint Venture...........................................................       2
4.   Purpose, Scope and Scale of Production and Business..........................................       2
5.   Investment and Forms of Capital Contribution.................................................       3
6.   Responsibilities of the Parties to the Joint Venture.........................................       6
7.   Intellectual Property Rights.................................................................       7
8.   Purchase of Equipment and Raw Materials and Sale of Products.................................       8
9.   Board of Directors and Management Organization...............................................       8
10.  Site and Existing Plant......................................................................      10
11.  Labor Management.............................................................................      12
12.  Taxation, Financial Affairs and Distribution.................................................      12
13.  Foreign Exchange Control.....................................................................      14
14.  Confidentiality..............................................................................      14
15.  Joint Venture Term, Dissolution and Liability for Beach of Contract..........................      15
16.  Mutual Representations and Warranties........................................................      19
17.  Entry into Effect of the Contract and Miscellaneous Provisions...............................      20

Signatures........................................................................................      22

Appendices
----------

1.   Capital Contribution Schedule and List
2.   State-Owned Land Use Rights Transfer Contract
3.   Non-Competition Agreement
4.   Confidentiality Agreement

                            JOINT VENTURE CONTRACT
                            ----------------------

                         CHAPTER 1. GENERAL PROVISIONS

Article 1.   In accordance with the Law of the People's Republic of China on
---------
Equity Joint Ventures and other relevant laws and regulations of China and adhering to the principle of equality and mutual benefit, the Parties, following friendly consultations, agree to jointly invest in and establish an equity joint venture in Panyu Municipality, Guangdong Province, the People's Republic of China and therefore conclude this Contract.

                            CHAPTER 2. THE PARTIES

Article 2.   The Parties to this Contract are set forth below:
---------

(1) Panyu Tian Le Electrical Appliance Manufacturing Co., Ltd. ("Party A"), registered with the Panyu Administration for Industry and Commerce, China.

        Legal address:         Nan Da Highway, South Side, Zhi Village, Dashi
                               Town, Panyu Municipality, Guangdong Province

        Legal  representative: Mr Su Xin Rong

        Telephone:             (020) 84790388

        Bank with which an
        account has been
        opened:                Industrial and Commerical Bank of China, Dashi,
                               Panyu, Guangdong
        Account No.:           244-0248-0004850

(2)     D.V.S. H.K. Limited ("Party B")

        Legal address:         Unit 503, Remington Centre, 23 Hung To Road, Kwun
                               Tong, Kowloon, Hong Kong

        Legal representative:  Name:         Dr Edmund Sun
                               Position      Chairman
                               Nationality:  American

        Telephone:             852-29504133

        Bank with which an
        account has been
        opened:                Citibank N.A. Hong Kong
        Account No.:           1821698002 (HK$)

                 CHAPTER 3. ESTABLISHMENT OF THE JOINT VENTURE

Article 3.    The Parties agree to establish an equity joint venture in Panyu
---------
Municipality in accordance with the Law of the People's Republic of China on Sino-Foreign Equity Joint Ventures and other relevant laws regulations of China. The Joint Venture shall be an economic entity that carries out independent accounting and a Chinese legal person. All activities must comply with the laws, decrees and relevant laws and regulations of the People's Republic of China.

Article 4.    The name of the Joint Venture shall be "Panyu D.V.S. Electrical
---------
Appliances Manufacturing Co., Ltd." in England and [UNRECOGNISABLE CHARACTERS] in Chinese (the "Joint Venture").

The legal address of the Joint Venture shall be Zhi Village, Dashi Town, Panyu Municipality, Guangdong Province.

To the extent as provided in the laws and regulations of China, this Contract and the Articles of Association, the Joint Venture shall have the right to autonomously carry on operation and management and to enjoy the preferential treatment available to Sino-foreign equity joint ventures.

Article 5.    The Dashi Town People's Government shall be the department in
--------
charge of the Joint Venture. It shall be responsible for guiding, assisting and supervising the Joint Venture.

Article 6.    The form of organization of the Joint Venture shall be a limited
---------
liability company. The Joint Venture shall be liable for its debts with all of its assets. The Parties' liability to the Joint Venture shall be limited to their respective subscribed capital contributions. The profits, risks and losses shall be shared between the Parties in proportion to their respective contributions to the registered capital.

                         CHAPTER 4. PURPOSE, SCOPE AND
                       SCALE OF PRODUCTION AND BUSINESS

Article 7.    Based on the desire to strengthen economic cooperation and
---------
technological exchange, the purpose of the Joint Venture's production and business is to enhance product quality by adopting appropriate advanced technology and scientific operation and management methods, so as to enable the investors to obtain satisfactory economic benefits.

Article 8.    The scope of business shall be the production, processing,
---------
marketing and sale of self-produced VCD players, DVD players, loader and optical pick-ups of VCD and DVD players, digital broadcasting systems, networking systems, microcomputers and related products.

Article 9.     The scale of production of the Joint Venture shall be as set
---------
forth below:

(1) Production capacity of the Joint Venture after the commencement of production: The planned annual output is 600,000 units and the planned annual output value is RMB(Yen)720 million. Thereafter, the scale of production shall be further expanded according to market circumstances.

(2) The site area of the factory shall 8,754 square meters and the area of the factory buildings 1,428 square meters.

(3)  The planned number of staff and workers is 480 persons.

CHAPTER 5. INVESTMENT AND FORMS OF CAPITAL CONTRIBUTION

Article 10.   The total amount of investment of the Joint Venture shall be US$8
----------
million, comprising US$3.92 million in fixed assets and US$4.08 million in working capital.

Article 11.   The subscribed amount of capital contribution by both Parties
----------
shall be US$8 million, and this will be the registered capital.

Article 12.   Party A shall make its contribution to registered capital as
----------
follows:

     (1)      Land Use Rights for Site: (as further described in Appendix 1)

     (2)      Existing Plant: (as further described in Appendix 1)

     (3)      Machinery and Equipment: (as further described in Appendix 1)

Party A's contribution of Land Use Rights for Site, Existing Plant, Machinery and Equipment, shall in the aggregate constitute US$3.92 million, representing forty nine percent (49%) of the Joint Venture's registered capital.

Party A further expressly acknowledges that the Joint Venture shall not assume any debts, liabilities, mortgages, or other encumbrances, or any claims by any third parties which may be associated with the Site, Existing Plant or Machinery and Equipment transferred by Party A to the Joint Venture at the date of their contribution to the Joint Venture as described in Article 13 below. The assumption of any such debt liability, mortgage or other encumbrance or any claim by any third party by the Joint Venture shall be a cause for termination of this Contract under Article 55.

Party B shall make its contribution to registered capital as follows:

     (1)      Cash: US$2 Million

     (2) Parts and major components (hereinafter referred to as "Inventory"): US$2.08 Million

Party B's contribution of Cash and Inventory, shall in the aggregate constitute US$4.08 million, representing fifty one percent (51%) of the Joint Venture's registered capital.

Article 13.   The Parties shall make their contributions to the Joint Venture
----------
within the following time limit:

Party A shall contribute the Land Use Rights for Site, Existing Plant and Machinery and Equipment, all as listed on Appendix 1 within 30 days after a business license is obtained.

Party B shall contribute US$612,000 in Cash, representing 15 percent of its share of registered capital within 30 days after a business license is obtained. The balance of Party B's contribution to registered capital shall be in the form of Cash and Inventory and shall be paid in accordance with the funding and working capital requirements of the Joint Venture as determined by the Board of Directors, provided the entire balance is contributed within three (3) years after the business license is obtained. Upon such determination by the Board of Directors, Party B may in its absolute discretion elect to contribute either Cash or Inventory, and Party B furthermore has the right to select, in its absolute discretion, the Inventory so contributed. The Inventory should consist of parts and major components necessary for production in accordance with the Joint Venture's approved scope of business. The value of the Inventory shall be determined by the relevant Chinese Commodities Inspection Authorities. The importation of Inventory shall be in accordance with applicable government regulations governing the importation of such Inventory. Party B shall promptly comply with any such determination by the Board of Directors to contribute registered capital to meet the working capital requirements of the Joint Venture.

Article 14.   Subject to Article 15 below, the assignment by either Party of
----------
all or part of its rights and obligations to a third party shall be subject to the consent of the other Party and the approval of the examination and approval authority, and shall require the carrying out of procedures for change of registration with the administration authority for industry and commerce. When one Party assigns all or part of its rights and obligations, the other Party shall have a preemptive right of purchase.

Article 15.   Party A agrees to waive its preemptive right of purchase, and to
----------
consent to any transfer of registered capital, and further agrees to cause the directors appointed by it to consent unanimously to such a transfer, in any of the following circumstances:

(1) Party B transfers all or any part of its interest in the registered capital of the Joint Venture to its Fully-Owned Affiliates. For the purposes of this Article 15, "Fully-Owned Affiliates" shall mean any company or enterprise which is controlled by Party B; "controlled" for the purposes of this Article 15 meaning direct or indirect ownership of one hundred percent(100%) of the registered capital or voting stock of that company or enterprise.

(2) Party B is merged with another company to form a new company, and such merger requires the transfer of all or part of Party B's interest in the registered capital of the Joint Venture to that new company.

(3) Substantially all of the assets of Party B are acquired by another company ("Acquiring Company"), and such acquisition requires the transfer of all or part of Party B's interest in the registered capital of the Joint Venture to the Acquiring Company.

Article 16.   After the Parties have made their capital contributions in
----------
accordance with Articles 12 and 13 hereof, an accountant registered in China shall verify the same and issue a contribution verification report, on the basis of which the Joint Venture shall issue investment certificates. Neither Party may use the amount of its capital contribution to take out a mortgage loan from or provide a guarantee to third parties, or dispose of it otherwise.

The Joint Venture may not reduce the amount of its registered capital during the joint venture term.

Article 17.   Any increase in the registered capital of the Joint Venture
----------
requires approval by a unanimous vote of the directors present in person or by proxy at a duly constituted meeting of the Board of Directors, and shall be submitted to the Examination and Approval Authority for examination and approval. Upon receipt of the approval of the Examination and Approval Authority, the Joint Venture shall register the increase in registered capital with the State Administration for Industry and Commerce ("SAIC") or the relevant local branch of the SAIC.

If the Board of Directors determines on the basis of a resolution approved by a simple majority of the Board of Directors that the Joint Venture requires additional funds and recommends that the Joint Venture raise such funds from either external borrowing or an increase in registered capital, and either Party (the "Non-participating Party") is unable or unwilling to participate in any such arrangement proposed by the Board of Directors, then:

(1) in the case of an increase in registered capital, the Party supporting the Board's recommendation shall be entitled to make any such increase unilaterally and the Non-participating Party's interest in the registered capital of the Joint Venture shall be diluted accordingly, in which case each Party shall be deemed to have consented to the increase of the Joint Venture's registered capital and shall cause its appointed Director(s) to approve such increase; and

(2) in the case of external borrowing, if either Party is unable to provide a guarantee on behalf of the Joint Venture in respect of such borrowing, then the other Party may, at its option, guarantee the entire amount of such borrowing or fund the entire amount of the additional financing required by means of an increase in the registered capital of the Joint Venture, in which in the latter case the provisions of the subsection (1) herein shall apply mutatis mutandis.
           ----------------

In the event that either Party fails to make its registered capital contribution (or any portion thereof) or fails to provide its share of any increase in the Joint Venture's registered capital, then in addition to any other rights the Joint Venture may have against the defaulting Party, the Joint Venture will offer such portion to the non-defaulting Party. Such offer to provide a portion of any increase in the registered capital as described in this Article requires approval by the Examination and Approval Authority.

Article 18.   Party A warrants to Party B that, as of the date on which Party A
----------
contributes the Machinery and Equipment listed in Appendix 1, to the Joint
Venture:

(1) it is lawful owner of the machinery and equipment and has the full legal authority to transfer ownership thereof to the Joint Venture;

(2) all taxes and fees in respect of the machinery and equipment have been fully paid;

(3) none of the machinery and equipment is subject to any mortgage, pledge, lien or other encumbrance; and

(4) all of the machinery and equipment is in normal operating condition, subject to normal wear and tear in the case of any used machinery and equipment.

                  CHAPTER 6. RESPONSIBILITIES OF THE PARTIES
                             TO THE JOINT VENTURE

Article 19.   In addition to providing their amounts of capital contribution
----------
according to schedule and in accordance with Chapter 5, the Parties shall, at their own separate cost and expense except as otherwise agreed, be responsible for accomplishing the following matters, respectively:

(1)  Responsibilities of Party A:

     (a) to handle matters for the establishment of Joint Venture such as application for approval, registration, obtaining of the business license etc. with the relevant Chinese authorities in charge;

     (b) to assist the Joint Venture in properly handling local relations, security inside and outside the factory and environmental hygiene in the perimeter of the factory buildings; the required expenses shall be borne by the Joint Venture;

     (c) to assist with the customs declaration procedures for the import of machinery and equipment and the transportation thereof inside China;

     (d) to assist the Joint Venture in its purchase of equipment, materials, raw materials, office articles, means of and facilities for transportation, etc. inside China;

     (e) to assist the Joint Venture in the distribution and sale of the Joint Venture's products in China;

     (f) to assist the Joint Venture with liaising for and effectively securing infrastructure facilities such as for water, electricity, communications, transportation, etc.;

     (g) to assist the Joint Venture in recruiting local business personnel, technical personnel, workers and other necessary personnel;

     (h) to assist the expatriate working personnel with the required procedures for entry visas, work permits and travel; and

     (i) to be responsible for handling other matters entrusted by the Joint Venture.

(2)  Responsibilities of Party B:

     (a) to assist the Joint Venture with overseas purchases of machinery, equipment, materials etc. which are necessary for the operation of the Joint Venture. Party B shall not, unless otherwise agreed, be responsible for the purchase of the machinery, equipment or materials, nor shall it be responsible for the payment of any customs duties, value added tax or other such charges associated with the import of machinery, equipment or materials into the People's Republic of China. The purchase of such machinery, equipment or materials and the payment of any such customs duties, value added tax or other charges shall be the responsibility of the Joint Venture;

     (b) to provide the necessary technical personnel for the installation, testing and adjustment of equipment and for production, and the necessary technical personnel for production and inspection;

     (c) to train the technical personnel and workers of the Joint Venture, so as to enable the Joint Venture to produce up-to-standard products within the specified time limit, in accordance with the designed capacity and in a stable manner; and

     (d) to be responsible to use reasonable efforts to generate sales of the Joint Venture's products.

                    CHAPTER 7. INTELLECTUAL PROPERTY RIGHTS

Article 20.   The Joint Venture shall not have any right, interest or title,
----------
whether under PRC or US law, to any and all inventions, discoveries, designs, developments, improvements, copyrightable material, and trade secrets (collectively herein "Inventions"), conceived, developed or reduced to practice by an employee of Party B whatsoever, whether conceived, developed or reduced to practice on the premises of the Joint Venture, in collaboration with the Joint Venture, or resulting from work performed for the Joint Venture, unless authorized in writing by party B. Where legal title to Inventions conceived, developed or reduced to practice by Party B employees in collaboration with the Joint Venture (whether during joint development efforts between the Joint Venture and Party B or otherwise), vest, under PRC or U.S. law, with the Joint Venture, the Joint Venture shall immediately assign such Inventions to Party B without consideration, and the cost and expense of such assignment shall be borne by the Joint Venture.

Notwithstanding the preceding paragraph, all intellectual property rights, including but not limited to technology, patents, trademarks, copyrights and other such proprietary information (collectively herein as "Intellectual Property"), which are the property of Party A and Party B pre-existing on the date hereof, shall remain the property of Party A and Party B, and shall not be the property of the Joint Venture nor be used by or transferred or assigned to the Joint Venture unless pursuant to formal written contracts entered into between the Joint Venture and the respective parties for the license, assignment, transfer or use of such Intellectual Property.

                       CHAPTER 8. PURCHASE OF EQUIPMENT
                    AND RAW MATERIALS AND SALE OF PRODUCTS

Article 21.   The Board of Directors shall select the models of equipment
----------
required by the Joint Venture for manufacturing the products of the Joint Venture. Where the equipment is to be purchased outside the People's Republic of China, the Board of Directors, may from time to time, request Party B to act on the Joint Venture's behalf for the purchase of such equipment. Any such request shall be made in writing pursuant to a formal agency agreement to be signed between the Joint Venture and Party B.

Article 22.   The raw materials and parts, auxiliary materials and packaging
----------
materials required by the Joint Venture shall mainly be obtained by means of import, to be handled in accordance with the principle contained in Article 19. The raw and auxiliary materials and packaging materials for products to sold domestically shall be purchased in China.

Article 23.   The products of the Joint Venture shall be sold on markets in and
----------
outside China. Of such products, those exported shall account for 20 percent, and those sold domestically shall account for 80 percent. Party B's responsibility under Article 19(2)(d) of this Contract shall in no way be interpreted to mean that Party B and/or its affiliates are obligated to purchase any products manufactured by the Joint Venture.

Article 24.   Joint Venture products to be sold domestically may be sold
----------
directly by the Joint Venture, or sold by Chinese supplies authorities or commercial authorities on the basis of off-take of all the products or on an agency basis.

Article 25. Upon approval by the relevant Chinese authorities, the Joint Venture may establish sales branches in and outside China in order to sell products in and outside China.

Article 26.   The pricing principles and settlement methods with respect to
----------
products for domestic sale and export shall be determined separately by the Board of Directors.

                         CHAPTER 9. BOARD OF DIRECTORS
                          AND MANAGEMENT ORGANIZATION

Article 27. The Joint Venture shall implement the system under which the General Manager is in charge, under the leadership of the Board of Directors. The Board of

Directors shall consist of three persons, of whom one shall be appointed by Party A and two shall be appointed by Party B. Party A shall designate a director to serve as the Chairman of the Board of Directors and Party B shall designate another director to serve as the Vice-Chairman of the Board.

The directors shall serve terms of the three years and may serve consecutive terms if reappointed by the respective Parties which originally appointed such directors.

The Chairman of the Board of Directors shall be the legal representative of the Joint Venture Company. If the Chairman of the Board of Directors is unable to perform his duties for any reason, he shall authorize the Vice Chairman of the Board of Directors or another director to represent the Joint Venture.

Article 28.   The Joint Venture shall have one General Manager, one Deputy
----------
General Manager and one Financial Controller, who shall be responsible for the day-to-day work of the Joint Venture. The General Manager shall be nominated by Party A and the Deputy General Manager and Financial Controller shall be nominated by Party B, and each of them shall be appointed by the Board of Directors. The Deputy General Manager shall assist the General Manager in his work. The Financial Controller shall report to the Board of Directors.

The General Manager shall report to the Board of Directors. The General Manager shall implement the resolutions of the meetings of the Board of Directors and organize and direct the day-to-day production, operation and management of the Joint Venture. Within the scope of authority delegated by the Board of Directors, the General Manager shall represent the Joint Venture in dealing with third parties and appoint and dismiss subordinate personnel other than those appointed and dismissed by the Board of Directors, and exercise the other functions and powers granted by the Board of Directors.

The General Manager and the Deputy General Manager may not concurrently hold the position of general manager or deputy general manager in any other economic organization and may not join in acts of commercial competition against the Joint Venture by any other organization where expressly authorized in writing by the Board of Directors.

If the General Manager or a Deputy General Manager commits graft or serious dereliction of duty, he may be dismissed at any time upon the adoption of a resolution by the Board of Directors.

Article 29.   The establishment of the management organization of the Joint
----------
Venture shall be decided on by the Board of Directors according to business requirements. The department managers and engineers shall be appointed and dismissed by the Board of Directors. They shall be in charge of the work of their respective departments and report to the General Manager and the Deputy General Manager.

The regulations and functions of the Board of Directors and the functions and powers of the General Manager and the Deputy General Manager shall be specified in the Articles of Association of the Joint Venture. The work scope, responsibilities and regulations of each department shall be formulated by the General Manager and the Deputy General Manager and submitted to the Board of Directors for the record.

                      CHAPTER 10. SITE AND EXISTING PLANT

Article 30.   Party A shall transfer the land use rights for the parcel of land
----------
with an area of 8,754 square meters situated at Zhi Village, Dashi Town, Panyu Municipality, Guangdong Province PRC (the "Site") and further described in Appendix 1 to the Joint Venture pursuant to the State-Owned Land Use Rights Transfer Contract attached hereto as Appendix 2. Party B, on behalf of the Joint Venture, and Party A shall sign the State-Owned Land Use Rights Transfer Contract simultaneously with the signing of this Contract. The Board of Directors shall ratify, and an authorized representative of the Joint Venture shall countersign the State Owned Land Use Rights Transfer Contract at the first meeting of the Board of Directors.

Article 31.   The land use rights for the Site are part of Party A's
----------
contribution to the Joint Venture's registered capital. Party A shall carry out the registraton and other procedures necessary to complete the transfer of land use rights to the Joint Venture and shall obtain for the Joint Venture a Land Use Rights Certificate for State-Owned Land issued in the name of the Joint Venture within the time stipulated in Chapter 5.

Article 32.   The ownership rights to the factory buildings and other
----------
production and operation facilities located on the Site as further described in Appendix 1 ("Existing Plant") are part of Party A's contribution to the Joint Venture's registered capital. Concurrently with carrying out the procedures set forth in Article 31, Party A shall carry out all registration and other procedures necessary to transfer ownership of the Existing Plant to the Joint Venture and shall obtain for the Joint Venture a Real Estate Ownership Certificate issued in the name of the Joint Venture within the time stipulated in Chapter 5.

Subject to the following paragraph, prior to the transfer of the Site and Existing Plant, Party A shall pay and discharge all taxes, charges levies, or other fees related to the Site and Existing Plant and their transfer to the Joint Venture ("Transfer Costs") so that no payment of any Transfer Costs are required from the Joint Venture or Party B regarding the transfer of the land use rights to the Site or the ownership rights of the Existing Plant to the Joint Venture. "Transfer Costs", for the purposes of this Contract, shall not include any debts, liabilities, mortgages, or other encumbrances related to the Site and Existing Plant.

Party B shall, upon fulfilment of the following conditions, reimburse to Party A the portion of Transfer Costs comprised of Business Tax, Land Value Added Tax, Stamp Duty, and registration fees imposed by the relevant land and real estate administration bureaus, up to a maximum amount of US$50,000 or 50% of such portion of Transfer Costs, whichever is the lesser amount:

(1) Party A provides to Party B copies of all official receipts, stamps, payment vouchers or other documentation, evidencing Party A's payment of the Transfer Costs which relate to Business Tax, Land Value Added Tax, Stamp

     Duty and registration fees imposed by the relevant land and real estate administration bureau; and

(2) the land use rights to the Site and the ownership rights to the Existing Plant are transferred to the Joint Venture.

If any of the above conditions are not fulfilled, Party B shall have the right not to contribute any amount to the Transfer Costs, or may in its absolute discretion, contribute only a portion of the Transfer Costs.

Article 33.   Party A hereby warrants to Party B that as of the date hereof, and
----------
as of the date of issuance of the Business License;

(1) Party A has hereby acquired the land use rights for the Site by way of grant from the relevant land bureau with jurisdiction over the Site and is the sole owner of the Existing Plant, and has complied fully with all of its legal obligations in connection with the Site and the Existing Plant;

(2) Party A is entitled under Chinese laws and regulations to transfer to the Joint Venture the land use rights for the Site and ownership rights of the Existing Plant, Party A and the Joint Venture will be able to complete registration procedures with the relevant land and real estate administration bureau with jurisdiction over the Site and the Existing Plant, and a Land Use Rights Certificate for State-Owned Land and a Real Estate Ownership Certificate will be issued in the name of the Joint Venture, whereupon the Joint Venture will obtain the land use rights for the Site and sole ownership of the Existing Plant; and,

(3) the land use rights for the Site and the ownership rights of the Existing Plant are free from any defects.

Article 34.   Party A hereby represents and warrants to Party B that prior to
----------
the date on which the transfer to the Joint Venture of the land use rights for the Site and the ownership rights of the Existing Plant becomes effective:

(1) Party A has obtained all permits and other authorizations which are required for the Existing Plant and the Site under the Law of the People's Republic of China on Environmental Protection and other Chinese laws, administrative regulations and local regulations relating to pollution or protection of the environment (hereinafter collectively referred to as "Chinese Environmental Laws"); and,

(2) the Existing Plant and the Site are in full compliance with all material terms and conditions of the foregoing permits and authorizations and are also in full compliance with other material requirements set forth in Chinese Environmental Protection Laws.

                         CHAPTER 11. LABOR MANAGEMENT

Article 35.   The contract worker system shall be adopted for the staff and
----------
workers of the Joint Venture. Matters such as the employment, dismissal, wages, labor insurance, welfare benefits, rewarding, punishment, etc. shall be worked out in a plan by the Board of Directors in accordance with the labor management regulations of the Peoples's Republic of China and the implementing measures therefor. Staff members and workers may be dismissed by the Joint Venture. If staff members or workers breach their contracts, they may be subjected to sanctions, up to expulsion, whereupon they shall be resettled by the unit that recommended them.

The labor contracts concluded shall be filed for the record with the local labor management authority.

Employees of the Joint Venture shall have the right to establish a labor union and arrange union activities in accordance with Chapter 13 of the Implementing Regulations for the Law of the People's Republic of China on Sino-Foreign Equity Joint Venture.

Article 36.   The employment, wages, social insurance, welfare benefits,
----------
standards for business travel expenses, etc. of the General Manager, Deputy General Manager and senior management personnel shall be decided upon by the Board of Directors.

Article 37.   The Joint Venture shall not in any way be obligated to employ any
----------
employee of Party A, nor shall it be obligated to assume any responsibilities, duties or liabilities, whether under contract or under PRC law, which Party A may have towards its own employees. Unless formally employed by the Joint Venture in accordance with Article 35 of this Contract, Party A employees shall not be entitled to any Joint Venture employment benefits whatsoever, including but not limited to salaries or wages, pensions, severance, medical leave, housing and accommodation and other such benefits, unless otherwise authorized by resolution of the Board of Directors.

           CHAPTER 12. TAXATION, FINANCIAL AFFAIRS AND DISTRIBUTION

Article 38.   The Joint Venture shall pay various tax and apply for tax
----------
reductions and exemptions in accordance with the relevant laws and regulations of China. The Joint Venture shall timely submit accounting and statistical statements and be subject to supervision and administration by the financial and taxation authorities and by the department in charge of the Joint Venture. The Financial Controller of the Joint Venture, under the leadership of the General Manager, shall be responsible for the financial management of the Joint Venture.

The staff and workers of the Joint Venture shall pay individual income tax in accordance with the Individual Income Tax Law of the People's Republic of China.

Article 39.   The Joint Venture shall keep independent account books within
----------
China. The accounting system of the Joint Venture shall be formulated by the Board of Directors in accordance with the Regulations of the People's Republic of China Concerning the Financial Administration of Enterprises With Foreign Investment and
                                      12
the Accounting System of the People's Republic of China for Enterprises With Foreign Investment, and in the light of the actual circumstances of the enterprise. The said accounting system shall be submitted to the local financial and taxation authorities for the record.

Article 40.   The fiscal year of the Joint Venture shall commence on January 1
----------
of each year and end on December 31 of the same year. All vouchers, account books and statements shall be made and kept in Chinese. In principle, the Renminbi shall be adopted as the bookkeeping base currency. If the actual amount received or paid is in a foreign currency, the amount shall also be entered in the currency actually received or paid.

Article 41.   The principles for distribution of net profit are set forth below:
----------

(1) Allocations shall be made to a reserve fund, enterprise development fund and bonus and welfare fund for staff and workers, at the rate decided upon by the Board of Directors.

(2) The Board of Directors shall determine a distribution plan for the distributable profit remaining after the allocations to the three funds. The said profit shall be distributed in proportion to the Parties' respective contributions to the Joint Venture's registered capital. Losses, if any, shall be shared in the proportion set forth above.

Article 42.   No profit may be distributed until the losses of the Joint Venture
----------
have been made up. Retained profits from previous years may be distributed together with the profits of the current year.

Article 43.   The Parties shall have full and equal access to the Joint
----------
Venture's accounts, which shall be kept at the legal address of the Joint Venture. The Joint Venture shall furnish to the Parties unaudited financial reports on a monthly and quarterly basis so that they may continuously be informed about the Joint Venture's financial performance.

The Joint Venture shall engage Ernst and Young or its joint venture affiliate registered in the PRC, or any other internationally recognized accounting firm or its affiliate registered in China, as its auditor ("Auditor") to examine and verify the annual report on the final accounts. The Joint Venture shall submit to the Parties an annual statement of final accounts within four (4) months after the end of the fiscal year, together with the audit report of the Auditor.

Article 44.   The Financial Controller shall also prepare and provide to Party B
----------
financial reports prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), on an annual, monthly and quarterly basis so that Party B may continuously be informed about the Joint Venture's financial performance. Annual financial reports prepared in accordance with GAAP under this Article 44, shall be prepared for the purposes of financial auditing under GAAP.

                     CHAPTER 13. FOREIGN EXCHANGE CONTROL

Article 45.   All foreign exchange transactions of the Joint Venture shall be
----------
handled in accordance with the Provisional Regulations of the People's Republic of China Concerning Exchange Control and related control regulations.

Article 46.   The Joint Venture shall open Renminbi and foreign exchange
----------
accounts with the Panyu Sub-branch of the Bank of China or with another bank agreed to by the Administration of Exchange Control. All foreign exchange revenue shall be deposited with the bank with which an account has been opened and all foreign exchange expenditure shall be made out of the foreign exchange account, and the same shall be subject to supervision by the Administration of Exchange Control and the bank with which the account has been opened. All remittances from any of the Joint Venture's bank accounts, whether by cash withdrawal, telegraphic transfer, check or other method of payment, may be done only upon the signature of any two of the following persons: Financial Controller, either director of the Joint Venture appointed by Party B, the financial controller of Party B, or such other person as designated by Party B. At the first meeting of the Board of Directors, these persons shall be designated as authorized signatories in respect of the Joint Venture's bank accounts.

Article 47.   The net profit distributed to Party B and Party B's share of the
----------
property remaining after liquidation of the Joint Venture as well as the other lawful revenue of Party B may be invested domestically or paid out of the Joint Venture's foreign exchange account and, in accordance with the foreign exchange control regulations, be remitted to Party B's bank account outside China through the bank with which the account has been opened.

                          CHAPTER 14. CONFIDENTIALITY

Article 48.   Prior to and during the term of the Contract, each Party has
----------
disclosed or may disclose to the other Party confidential and proprietary information concerning their respective business, financial condition, proprietary technology, research and development and other confidential matters. Furthermore, during the term of the Contract, the Parties may obtain such confidential and proprietary information concerning the Joint Venture and the Joint Venture may obtain such confidential and proprietary information concerning the Parties. Except as may be provided in other relevant confidentiality agreements, each of the Parties and the Joint Venture receiving all such information as aforesaid (including written and unwritten information) ("Confidential Information") shall during the term of the Contract and for ten
(10) years thereafter:

(1)  maintain the confidentiality of such Confidential Information; and

(2) not disclose it to any person or entity, except to their respective employees who need to know such Confidential information to perform their work responsibilities, or except where disclosure of such Confidential Information is required under relevant law.

Article 49.   If required by either Party, the Joint Venture shall execute a
----------
separate secrecy agreement in respect of Confidential Information obtained by the Joint Venture from such Party or its affiliates with provisions similar to those set out in this Chapter.

Article 50.   The provisions of this Chapter shall remain binding upon any
----------
natural or legal person who has been a party to this Contract after such person, through an assignment of registered capital and corresponding contractual rights and obligation, ceases to be a party to this Contract. In addition, the rights and obligations under this Chapter shall survive the expiration or earlier termination of this Contract, and shall remain in effect for the periods stated herein, notwithstanding the dissolution of the Joint Venture.

                       CHAPTER 15.  JOINT VENTURE TERM,
               DISSOLUTION AND LIABILITY FOR BREACH OF CONTRACT

Article 51.   The term of the Joint Venture shall be 25 years, calculated from
----------
the date of issuance of the business license (the "Joint Venture Term").

Upon expiration of the Joint Venture Term, the Parties may agree to continue the joint venture. An application for extension of the joint venture term shall be submitted to the examination and approval authority six months prior to expiration of the term.

Article 52.   A Party may submit written notice ("Termination Notice") to the
----------
other Party of an intention to terminate this Contract (subject to Article 53) at any time if:

(1) the other Party materially breaches this Contract or violates the Articles of Association of the Joint Venture, and such breach or violation is not cured within thirty (30) days of written notice to the breaching Party;

(2) the other Party breaches any of its representations or warranties set forth in this Contract;

(3) after both Parties have fully contributed their respective shares of registered capital to the Joint Venture in accordance with Chapter 5, serious losses incurred by the Joint Venture have made it impossible to continue business operations without substantial additional capital infusions;

(4) serious losses incurred as a result of an event of force majeure and the Parties have been unable to find an equitable solution pursuant to
        Article 58;

(5) the Joint Venture has failed to achieve its business purposes and has no development prospects;

(6) the other Party becomes bankrupt, or is the subject of proceedings for bankruptcy, liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due;

(7) the Joint Venture has not been issued a Land Use Rights Certificate for State-Owned land for the Site or Real Estate Ownership Certificates for the Existing

     Plant listed in Appendix 1 by the competent government authority within sixty (60) days of issuance of the Business License;

(8) the Joint Venture becomes bankrupt or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due; or

(9) Party A becomes subject to Tax Payment Guarantee or Enforcement Measures by the local tax authorities for breaches of PRC taxation laws. For the purposes of this Contract, "Tax Payment Guarantee or Enforcement Measures" means measures carried out by the local tax bureau to guarantee or enforce payment of tax by Party A, and which includes, but is not limited to, the suspension of Party A's bank accounts, the deduction of tax from Party A's bank accounts, the detention, sealing off, or sale of Party A's property, and other such measures which may be carried out by the local tax authorities against Party A for the guarantee or enforcement of the payment of tax by Party A.

The mere submission by either Party of a Termination Notice shall not by itself constitute a termination of this Contract.

Article 53.   In the event that either Party submits a Termination Notice
----------
pursuant to Article 52 above with respect to any matter specified thereunder, the Parties shall for a two (2) month period after such notice is given conduct negotiations and endeavor to resolve the situation which resulted in the giving of such notice. In the event such matters are not resolved to the satisfaction of the Parties within two (2) months of the date of such notice, the Contract shall terminate with immediate effect.

Article 54.   In the event that a Termination Notice is submitted pursuant to
----------
Article 52 above and the Parties are unable to reach a resolution pursuant to
Article 53 above, then the Party submitting the Termination Notice ("Terminating Party") shall have the option of offering its interest (the "Put") in the registered capital of the Joint Venture to the non-terminating Party in accordance with this Article. The Party delivering the Termination Notice shall advise the Board of Directors of its intention. The Board of Directors shall forthwith request the independent auditors of the Joint Venture to determine and certify in writing the value of the Parties' respective interests in registered capital of the Joint Venture. The sum so determined and so certified shall be the Purchase Price. The auditors shall act hereunder as experts and not as arbitrators and their determination shall be final and binding on the Parties. The costs of such determination shall be borne by the Party receiving the Termination Notice. The auditors shall calculate the Purchase Price within sixty (60) days of the Termination Notice. For the purposes of this Article, the fair value of the interests of the Parties in registered capital of the Joint Venture shall be determined by reference to the then prevailing accounting principles of the Joint Venture at the date of the Termination Notice.

If the non-terminating Party refuses to purchase or is otherwise unable to acquire the Terminating Party's interest pursuant to the Put, or the Terminating Party decides not to put its interest to the non-terminating Party, then the Terminating Party shall have the right to:

(a) acquire the non-terminating Party's interest in the registered capital of the Joint Venture at the value of the non-terminating Party's interest in the registered capital of the Joint Venture as certified under this Article 54 ("Acquisition"); or

(b) request that the non-terminating Party sell its interest in the registered capital of the Joint Venture to a third party designated by the Terminating Party ("Third Party"), at the value of the non-terminating Party's interest in the registered capital of the Joint Venture as certified under this
     Article 54 ("Third Party Sale").

Upon completion of the determination of the Purchase Price of the selling Party's interest, the Parties shall, in the case of an Acquisition, execute a contract for the transfer of interest in registered capital of the Joint Venture within sixty (60) days. The Terminating Party shall pay the full Purchase Price in United States Dollars within thirty (30) days after the signing of the contract for the transfer of interest in the registered capital of the Joint Venture and obtaining all necessary government approvals for such contract.

Upon completion of the determination of the Purchase Price of the non-terminating Party's interest, and upon selection of the Third Party by the Terminating Party, the non-terminating Party shall, in the case of a Third Party Sale, execute a contract for the transfer of interest in the registered capital of the Joint Venture to the Third Party within sixty (60) days. The Terminating Party agrees to waive its preemptive right of purchase, and to consent to any transfer of registered capital, and further agrees to cause its directors appointed by it to consent unanimously to such a transfer.

In the case of either an Acquisition or Third Party Sale, each party shall use its best efforts to obtain any required government approvals. If such approvals cannot be obtained within sixty (60) days of the signing of the contract for the transfer of interest in registered capital of the Joint Venture to the Terminating Party or the Third Party as the case may be, then such contract shall be null and void and the Joint Venture shall be liquidated in accordance with the provisions of Article 56 hereof.

Until such time as the sale of the interest of one Party in the registered capital of the Joint Venture to the other Party or Third Party (as the case may be) is completed, the Joint Venture shall, to the fullest extent possible, maintain the conduct of its business in the ordinary course and neither Party shall hinder the Joint Venture from the conduct of its business.

Article 55.   In the event that any Land Use Rights for the Site, the Existing
----------
Plant and/or Machinery and Equipment described in Appendix 1, Paragraph B, is subject to any debt, liability, mortgage or other encumbrance, or any claim by any third party ("Transfer Debt") on the fourteenth (14th) day after issuance of the approval certificate by the relevant examination and approval authority; then only Party B shall have the right to immediately terminate the Contract at any time and shall furthermore have the right to:

(a)  effect a Third Party Sale as set forth in Article 54(b) above;

(b)  effect an Acquisition as set forth in Article 54(a) above;

(c) request Party A to assign to Party B without consideration, its interest in the registered capital of the Joint Venture of an amount equivalent to the Transfer Debt, in which case Part A shall be deemed to have consented to such assignment, and shall execute a contract for the transfer of interest in the registered capital of the Joint Venture to Party B within thirty
     (30) days, and further agrees to cause its directors appointed by it to consent unanimously to such assignment ("Assignment"). In the case of Assignment, each party shall use its best efforts to obtain any required government approvals. If such approvals cannot be obtained within sixty
     (60) days of the signing of the contract for the transfer of interest in registered capital of the Joint Venture to Party B, then such contract shall be null and void and the Joint Venture shall be liquidated in accordance with the provisions of Article 56 hereof;

(d) request that Party A make an application to withdraw and cancel the approval for the establishment of the Joint Venture in which case neither Party shall be obligated to contribute its share of registered capital under this Contract; or

(e) if the Joint Venture's business license has been issued at the time of termination under this Article 55, dissolve the Joint Venture in accordance with Article 56.

Party A agrees to consent to, and further agrees to cause its directors appointed by it to unanimously consent to, any action taken by Party B under Articles 55(a) to 55(e) above.

Article 56.   In the event that the Joint Venture is liquidated pursuant to this
----------
Contract, it shall be liquidated in accordance with this Article 56, Articles 103 to 108 of the Implementing Regulations for the Law of the People's Republic of China on Chinese-Foreign Equity Joint Venture and the Measures for the Liquidation of Foreign Investment Enterprises.

Party A and Party B agree that all members of the liquidation committee shall be appointed by a majority vote of the Board of Directors of the Joint Venture.

The property remaining after the payment of the liquidation expenses and the clearance of debts of the Joint Venture ("Remaining Property") shall be distributed by the liquidation committee in accordance with the then existing ratio of the capital contributions of the Parties.

The liquidation committee shall, subject to the preceding paragraph, have full and absolute discretion with respect to the method by which the Remaining Property is distributed between Party A and Party B.

Party B, at its own expense, shall have the right to obtain copies of all of the Joint Venture's accounting vouchers, account books, account statements, minutes and resolutions of the Board of Directors and other relevant documents after the conclusion of liquidation.

Article 57.   If either Party fails to complete its capital contribution on
----------
schedule and in the correct amounts in accordance with Chapter 5 hereof, the Party in breach shall pay the non-breaching Party liquidated damages at the rate of 2 percent of the outstanding amount of capital contribution for each month of delay, commencing from the first month of delay. If the contribution is not made within three months after the expiration of the time limit, the Party in breach shall pay aggregate liquidated damages at the rate of 6 percent of the outstanding amount of capital contribution and, in addition, the non-breaching Party shall have the right to terminate the Contract in accordance with Article 52 hereof and to demand compensation from the Party in breach for all losses arising therefrom.

Article 58.   If the performance of the Contract is directly affected by, or if
----------
the Contract cannot be performed on the agreed conditions due to, an earthquake, typhoon, flood, fire, war or other event of force majeure which cannot be foreseen and the occurrence and consequences of which cannot be prevented or avoided, the Party affected by such event of force majeure shall promptly notify the other Party by telegram of the event and, within fifteen (15) days, furnish detailed information on the event and a valid certificate attesting to the reason why the Contract cannot be performed or can only be partially performed or why the term for its performance needs to be extended. Such certificate shall be issued by the notarial organization of the area where the event of force majeure occurred. The Parties shall consult with each other and decide whether the Contract shall be rescinded, or whether part of the obligation to perform the Contract shall be released or whether the term for performance of the Contract shall be extended, according to the extent of the impact of the event of force majeure on the performance of the Contract.

                      CHAPTER 16. MUTUAL REPRESENTATIONS
                                AND WARRANTIES

Article 59.   Each Party hereby represents and warrants to the other Party that,
----------
as of the date hereof and as of the Effective Date:

(1) such Party is duly organized, validly existing and in good standing under the laws of the place of its establishment or incorporation;

(2) such Party has carried out all procedures and obtained all approvals required under the laws and regulations to which it is subject, and has the requisite power under such laws and regulations, to enter into this Contract and to perform all of its obligations hereunder;

(3) such Party has taken all internal actions necessary to authorize it to enter into and perform this Contract and its representative whose signature is affixed hereto is fully authorized to sign this Contract and to bind such Party thereby;

(4) upon the date of this Contract, this Contract shall be legally binding on such Party;

(5) neither the signature of this Contract nor the performance of its obligations hereunder will conflict with, or result in a breach of, or constitute a default under, any provision of the Articles of Association or By-Laws of such Party, or any law, regulation, rule, authorization or approval of any government agency or body, or of any contract or agreement, to which such Party is a party or subject;

(6) no lawsuit, arbitration, other legal or administrative proceeding, or governmental investigation is pending, or to the best of such Party's knowledge threatened, against such Party that would affect in any way its ability to enter into or perform this Contract; and

(7) such Party has disclosed all information in its possession relating to the Joint Venture establishment or future operations which may have a material adverse effect on such Party's ability to fully perform its obligations hereunder, or which if disclosed to the other Party, would have a material effect on the other Party's willingness to enter into this Contract, and none of the information provided by such Party to the other Party contains any material statements which are false or misleading.

Article 60.   Party A represents and warrants that as of the date of this
----------
Contract, it is in full compliance with all applicable PRC taxation laws, and is not subject to any Tax Payment Guarantee or Enforcement Measures. Party A further represents and warrants that no administrative proceeding, or investigation is pending, or to the best of Party A's knowledge threatened, against Party A by the local tax authorities.

Article 61.   Either Party shall indemnify the Joint Venture and the other
----------
Party for all losses, damages and claims, including without limitation any related interest, penalties, and reasonable attorneys' fees, in connection with any breach of its representations and warranties set forth in this Contract whatsoever ("Indemnification Liability"). Party A may, with Party B's written consent, discharge its Indemnification Liability to Party B, if any, in part or in whole, by assigning to Party B an amount of registered capital of the Joint Venture equivalent to the monetary value of the Indemnification Liability ("Monetary Value"). The Monetary Value of the Indemnification Liability shall be determined by an independent valuer appointed by the Joint Venture with the consent of both Parties, and the costs of such determination shall be borne by Party A. Party A's Indemnification Liability under this Article shall only be discharged upon completion of all government approvals and registration procedures necessary to legally effect the assignment of the registered capital of the Joint Venture to Party B. Any taxes, fees, duties, levies, or other government charges whatsoever associated with the assignment of registered capital to Party B under this Article shall be borne by Party A.

                 CHAPTER 17. ENTRY INTO EFFECT OF THE CONTRACT
                         AND MISCELLANEOUS PROVISIONS

Article 62.   All items of insurance of the Joint Venture shall be taken out
----------
with appropriate insurers in China in accordance with relevant PRC laws and regulations. The types, values and duration of insurance coverage etc. shall be discussed and decided by the Joint Venture's Board of Directors in accordance with relevant PRC laws and regulations.

Article 63.   The conclusion, validity, interpretation and performance of, and
----------
the settlement of disputes in connection with, this Contract shall all be governed by the laws of the People's Republic of China.

Article 64.   All disputes arising in connection with the implementation of
----------
this Contract or relating to this Contract shall be resolved through friendly consultations between the Parties. If consultations are unsuccessful, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration according to its provisional rules of arbitration procedure. The arbitration award shall be final and binding on both Parties. The required costs shall be borne by the losing Party.

During the arbitration proceedings, this Contract shall continue to be performed except for the portion which is the subject of the dispute under arbitration.

Article 65.   This Contract is written in Chinese and English. Both language
----------
versions shall be equally authentic.

Article 66.   The subsidiary agreements and documents, including the Articles
----------
of Association of the Joint Venture, concluded in accordance with the principles set forth herein shall be integral parts hereof.

Article 67.   This Contract and its Annexes must all be approved by the
----------
examination and approval authority of the People's Republic of China and shall become effective on the date of approval ("Effective Date").

Any amendment to this Contract and its Annexes shall require the signature of a written agreement by the signatory Parties and become effective only after submission to and approval by the examination and approval authority.

Article 68.   Any notice from a Party which is made by telegram or telex and
----------
involves the rights and obligations of the Parties shall promptly be followed by written notice in the form of a letter. The legal addresses of the Parties as set forth herein shall be their correspondence addresses.

Article 69.   Unless as otherwise specified in this Contract, neither Party A
----------
or Party B shall be prohibited from manufacturing the same or similar products of the Joint Venture.

Article 70.   This Contract is signed in Dashi Town, Panyu Municipality,
----------
Guangdong Province, China by the authorized representatives of the Parties on 5th August, 1997.

Party A:                                     Party B
-------                                      -------

Panyu Tian Le Electrical Appliance           D.V.S. H.K. Limited
Manufacturing Co., Ltd.                          For and on behalf of
                                                 D.V.S. H.K. LIMITED

[SEAL APPEARS HERE]

By: /s/ Su Xin Rong                          By: /s/ Edmund Sun
    ---------------------------                  -------------------------
Name: Mr Su Xin Rong                         Name: Dr Edmund Sun
                                             [UNRECOGNIZABLE CHARACTERS]

                                  APPENDIX 1
                                  ----------

                    CAPITAL CONTRIBUTION SCHEDULE AND LIST
                    --------------------------------------

A.   CAPITAL CONTRIBUTION SCHEDULE

Party A
-------

Party A shall contribute the Land Use Rights for Site, Existing Plant and Machinery and Equipment described in Paragraph B below, within thirty (30) days after a business license is obtained.

Party B
-------

Party B shall contribute Cash and Inventory in accordance with the provisions of
Article 13 of the Contract. The Inventory contributed by Party B under this Contract shall be selected by Party B in its absolute discretion.

B.   LIST OF IN KIND CAPITAL CONTRIBUTIONS BY PARTY A

Land Use Rights for Site
------------------------

Comprises two parcels of land with an area of 6,981 square meters and 1,773 square meters, respectively located in Zhi Village, Dashi Town, Panyu Municipality, Guangdong Province, PRC. The boundaries and exact location of the Site is shown in the Site Map B attached hereto as page 1.

Existing Plant
--------------

1.   see attached pages 2 to 3


Machinery and Equipment
-----------------------

1.   see attached pages 4 to 5

                          [UNRECOGNIZABLE CHARACTERS]

[MAP APPEARS HERE]

LAND 1
(6,981 sq. m.)

LAND 2
(1,773 sq. m.)

                                Existing Plant
                                --------------

-----------------------------------------------------------------------------------------
No.   Description            Location           Area      Floor    Structure       Total
                             Address           Approx.    Area                   Number of
                                               (m/2/)     Approx                   Stories
                                                          (m/2/)
-----------------------------------------------------------------------------------------
 1     Seven story          Zhi Village,       9890.08   1428.00    Frame             7
      factory building     Dashi, Panyu
-----------------------------------------------------------------------------------------
 2     High-grade           Zhi Village         360.00               Mix              3
     dormitory for staff   Dashi, Panyu
       and workers
-----------------------------------------------------------------------------------------

 The seven story factory building and high grade dormitory for staff and workers are further described on the Site Map A attached hereto.

                          [UNRECOGNIZABLE CHARACTERS]

[MAP APPEARS HERE]

DORMITORY BUILDING

7-STOREY FACTORY BUILDING

                            Machinery and Equipment
                            -----------------------

---------------------------------------------------------------------------------------------------------
  No.        Name, Model and             Equipment No.      Unit of        Quantity       Month and
             Specifications                               Measurement                       Year of
                                                                                           Purchase
                                                                                           (Import)
---------------------------------------------------------------------------------------------------------
  1       Color television (21"29"),                      piece            2              March 1995
                   ageing
---------------------------------------------------------------------------------------------------------
  2          MD-88 assembly line                          piece            4               February
                                                                                             1995
---------------------------------------------------------------------------------------------------------
  3       PN-155 disk-type rotating                       piece            1               December
               production line                                                               1995
---------------------------------------------------------------------------------------------------------
  4             Assembly line                             piece            3                 1995
---------------------------------------------------------------------------------------------------------
  5        Drum-type transmission                          set             1                 1997
                assembly line
---------------------------------------------------------------------------------------------------------
  6       Diesel Oil generator set                        piece            1              April 1995
---------------------------------------------------------------------------------------------------------
  7         Wave soldering machine         WST-1          piece            1              July 1995
---------------------------------------------------------------------------------------------------------
  8        Numerically controlled         X16325A          set             1               May 1995
              universal miller
---------------------------------------------------------------------------------------------------------
  9        Electroplating machine                          set             1             January 1995
---------------------------------------------------------------------------------------------------------
  10            Electric door                             piece            1              April 1995
---------------------------------------------------------------------------------------------------------
  11          Graphic instrument            QT-2          piece            1              August 1995
---------------------------------------------------------------------------------------------------------
  12                Servo                   SR200         piece            1             January 1995
---------------------------------------------------------------------------------------------------------
  13               Vibrator                               piece            1            September 1995
---------------------------------------------------------------------------------------------------------
  14       Color television, testing     PLANTRON2 1"     piece            7              March 1996
---------------------------------------------------------------------------------------------------------
  15       Color television, testing     PLANTRON2 9"     piece            2            November 1995
---------------------------------------------------------------------------------------------------------
  16       Color television, testing     PLANTRON2 5"     piece            7            November 1995
---------------------------------------------------------------------------------------------------------
  17             Oscilloscope               WC4260        piece            35           December 1994
---------------------------------------------------------------------------------------------------------
  18             Oscilloscope              LBO-514A       piece            5            December 1994
---------------------------------------------------------------------------------------------------------
  19               Computer                  486           set             4            December 1995
---------------------------------------------------------------------------------------------------------
  20               Computer                  386           set             2            September 1995
---------------------------------------------------------------------------------------------------------
  21             Oscilloscope              CO-13030       piece            4              March 1995
---------------------------------------------------------------------------------------------------------
  22             Oscilloscope               SOST041       piece            1              March 1995
---------------------------------------------------------------------------------------------------------
  23       Air-cooling upright air                         set             3             January 1996
                 conditioner
---------------------------------------------------------------------------------------------------------
  24               Handset                                piece            3              March 1996
---------------------------------------------------------------------------------------------------------
  25               Handset                                piece            7              March 1996
---------------------------------------------------------------------------------------------------------
  26             Transformer                630KNA         set             1              March 1996
---------------------------------------------------------------------------------------------------------
  27           Millivolt meter                            piece            14            January 1995
---------------------------------------------------------------------------------------------------------
  28          Facsimile machine                           piece            1             January 1996
---------------------------------------------------------------------------------------------------------
  29     Fluorescent tube and support                      set             1              June 1995
---------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
   No.       Name, Model and               Equipment No.     Unit of      Quantity     Month and
              Specifications                                Measurement                 Year of
                                                                                       Purchase
                                                                                       (Import)
----------------------------------------------------------------------------------------------------
   30          Air conditioner                                piece         5          November
                                                                                         1995
----------------------------------------------------------------------------------------------------
   31          Air conditioner                                piece         1          November
                                                                                         1995
----------------------------------------------------------------------------------------------------
   32          Air conditioner                                piece         3          May 1995
----------------------------------------------------------------------------------------------------
   33          Boss's chair                                   piece         1          February
                                                                                         1996
----------------------------------------------------------------------------------------------------
   34    Leather sofa and office desk                           set         1          February
                                                                                         1996
----------------------------------------------------------------------------------------------------
   35        Telephone number                                  line         7
----------------------------------------------------------------------------------------------------
   36        Telephone number                                  line         6
----------------------------------------------------------------------------------------------------
   37     Supersonic wave cleaning                            piece         1            1997
                 machine
----------------------------------------------------------------------------------------------------
   38       Jet-flow tin furnace                              piece         1            1997
----------------------------------------------------------------------------------------------------
   39           Photocopier                   NPA15           piece         2          March 1997
----------------------------------------------------------------------------------------------------
   40           Tin furnace                   SE-10           piece         2        January 1995
----------------------------------------------------------------------------------------------------
   41       End cutting machine               SE-28           piece         2        January 1995
----------------------------------------------------------------------------------------------------
   42           Compressor               W-0.8/12-ACR         piece         1          April 1995
----------------------------------------------------------------------------------------------------
   43      Wow/flutter meter               MK-668C            piece         2          February
                                                                                         1995
----------------------------------------------------------------------------------------------------
   44      Horizontal lathe                 L6127             piece         1            1994
----------------------------------------------------------------------------------------------------
   45    Any other machinery and equipment located within the Existing Plant as of the date of this Contract
----------------------------------------------------------------------------------------------------

                                  APPENDIX 2
                                  ----------





                 STATE-OWNED LAND USE RIGHTS TRANSFER CONTRACT
                 ---------------------------------------------


                                    BETWEEN




          PANYU TIAN LE ELECTRICAL APPLIANCE MANUFACTURING CO., LTD.


                                      AND


               PANYU D.V.S. ELECTRICAL APPLIANCES MANUFACTURING
                                   CO., LTD.






                 Panyu Municipality, Guangdong Province, China

                               TABLE OF CONTENTS

Article                                                               Page
-------                                                               ----
1    General Principles.............................................   1
2    Definitions....................................................   1
3    The Parties....................................................   2
4    Transfer and Term of Land Use Rights...........................   2
5    Responsibilities of the Parties................................   3
6    Representations, Warranties, Undertakings and Indemnification..   3
7    Governing Law..................................................   5
8    Dispute Settlement.............................................   6
9    Miscellaneous Provisions.......................................   6


Signatures..........................................................   7

Attachment 1 - Site Maps

                 STATE-OWNED LAND USE RIGHTS TRANSFER CONTRACT
                 ---------------------------------------------


        THIS CONTRACT is made in Panyu Municipality, Guangdong Province, the People's Republic of China ("PRC") on this 5th day of August, 1997, by and between PANYU TIAN LE ELECTRICAL APPLIANCE MANUFACTURING CO., LTD. ("Party A"), a Chinese enterprise legal person registered in the Panyu Municipality, Guangdong Province, PRC and PANYU D.V.S. ELECTRICAL APPLIANCES MANUFACTURING CO., LTD., a Sino-foreign equity joint venture to be registered in the Panyu Municipality, Guangdong Province, PRC ("Party B"). (Party A and Party B are hereinafter also individually referred to as a "Party" and collectively as the "Parties").

                         ARTICLE 1. GENERAL PRINCIPLES
                                    ------------------

1.01 This Contract is entered into pursuant to, and forms an integral part of, the Joint Venture Contract dated 5th August, 1997, between Party A and D.V.S.H.K. Limited, a corporation duly organized and existing under the laws of the Hong Kong Special Administrative Region (the "Joint Venture Contract").

1.02 This Contract is made in accordance with the Provisional Regulations of the PRC Concerning the Grant and Transfer of State-owned Land Use Rights and other relevant regulations.

                            ARTICLE 2. DEFINITIONS
                                       -----------

2.01 Unless the context indicates otherwise, and except as provided below, the terms used in this Contract shall have the same meanings as set forth in the Joint Venture Contract.

2.02    "Existing Plant" means the 7-storey factory building and the dormitory
         --------------
        building located on the Site, which are delineated in pink in the Site Map A attached hereto as Attachment 1.

2.03    "Transfer Date" means the date on which Party A shall transfer and
         -------------
        deliver the Site and the Existing Plant to Party B, which shall be agreed in writing by the Parties and shall occur no later than thirty
        (30) days of the issuance of the business license of Party B, unless otherwise agreed by the Parties in writing.

2.04    "Site" comprises two parcels of land with an area of 6,981 square meters
         ----
        and 1,773 square meters respectively located in Zhi Village, Dashi Town, Panyu Municipality, Guangdong Province, PRC, which are hereinafter referred to as "Land 1" and "Land 2". The boundaries and exact location of the Site (including Land 1 and Land 2) are shown in the Site Map B attached hereto as Attachment 1.

                            ARTICLE 3. THE PARTIES
                                       -----------

     The Parties to this Contract are:


     (a)  Party A
          -------

          Name:                    Panyu Tian Le Electrical Appliance
                                   Manufacturing Co., Ltd.

          Legal address:           Nan Da Highway, South Side, Zhi Village,
                                   Dashi Town, Panyu Municipality, Guangdong
                                   Province, PRC

          Legal representative:    Mr Su Xin Rong

          Position:                Executive Director

          Nationality:             Chinese


      (b)  Party B
           -------

           Name:                    Panyu D.V.S. Electrical Appliances
                                    Manufacturing Co., Ltd.

           Legal address:           Zhi Village, Dashi Town, Panyu Municipality,
                                    Guangdong Province, PRC

           Legal representative:    Dr Edmund Sun

           Position:                Director

           Nationality:             American


                ARTICLE 4. TRANSFER AND TERM OF LAND USE RIGHTS
                           ------------------------------------

4.01 In accordance with Article 30 of the Joint Venture Contract, Party A hereby agrees to transfer its land use rights granted for value for the Site and its ownership rights for the Existing Plant together with all technical documents, drawings and plans for the Site and the Existing Plant and all utilities supply infrastructure for the Site and the Existing Plant to Party B on the Transfer Date as part of its registered capital contribution to Party B.

4.02 On the Transfer Date, Party A shall deliver actual possession of the Site and the Existing Plant to Party B and shall cause a Land Use Certificate in respect of the granted land use rights for the Site and Building Ownership Certificates in respect of the Existing Plant to be issued in the name of Party B. The term of the granted land use rights to the Site (the "Term") shall commence on the Transfer Date and shall continue for such period as stated below:

          Land 1:        Until 18 August 2042.
          Land 2:        Until 18 August 2045.

                  ARTICLE 5. RESPONSIBILITIES OF THE PARTIES
                             -------------------------------

5.01 In addition to its other responsibilities under this Contract, Party A shall be responsible for:

     (a) carrying out all formalities for effecting the transfer of the granted land use rights for the Site and ownership rights of the Existing Plant to Party B, and providing Party B with copies of all the application and registration documents;

     (b) carrying out all procedures at its own expense for obtaining a Land Use Certificate for the Site issued by the Panyu Municipal Land Bureau and Building Ownership Certificates for the Existing Plant issued by the Panyu Municipal Real Estate Administration Bureau in the name of Party B, and providing Party B with the originals of all such certificates on the Transfer Date;

     (c) applying for government inspection of the Existing Plant, obtaining inspection certificates, and providing Party B with copies of such certificates;

     (d) delivering to Party B actual possession of the Site and the Existing Plant free from mortgages, encumbrances and other third party rights on the Transfer Date and allowing Party B quiet enjoyment of the Site and the Existing Plant throughout the Term;

     (e) ensuring, at its own expense, that all current commercial and residential occupants not essential to the operation of Party B's business have vacated the Site and the Existing Plant prior to the Transfer Date.

             ARTICLE 6. REPRESENTATIONS, WARRANTIES, UNDERTAKINGS
                        -----------------------------------------
                             AND INDEMNIFICATIONS
                             --------------------

6.01 Party A represents, warrants and undertakes to Party B that:

     (1) it has lawfully acquired the land use rights for the Site by way of grant from the Panyu Municipal Land Bureau, and is the sole owner and has lawfully acquired full ownership rights of the Existing Plant;

          (2) it has fully complied with all of its legal obligations in connection with the Site and the Existing Plant, and that it has not committed, and will not commit up until the Transfer Date, and breach of such legal obligations;

          (3) it is entitled under PRC laws and regulations to transfer to Party B the granted land use rights for the Site and the ownership rights of the Existing Plant, and that Party A and Party B will be able to complete all the necessary registration procedures with the land and real estate administration department with jurisdiction over the Site and the Existing Plant, and that a Land Use Certificate for State-Owned Land and Real Estate Ownership Certificates will be issued in the name of Party B, whereupon Party B shall obtain the granted land use rights for the Site and the sole ownership of the Existing Plant on the terms as stipulated in this Contract;

          (4) it will pay and discharge all taxes and fees related to the Site and the Existing Plant which have accrued up until the Transfer Date, as well as all taxes and fees which may be required from any PRC authorities related to the transfer of the land use rights of the Site and the ownership rights of the Existing Plant to Party B so that no payments of any such taxes and fees will be required from Party B or any third regarding such transfers;

          (5) the land use rights for the Site and the ownership rights of the Existing Plant are free from any defects and are not subject to any mortgage or other encumbrance, or any claims by any third parties;

          (6) following transfer of the granted land use rights for the Site to Party B, the Site and the transferred granted land use rights will meet the following specifications:

               (a)  area:  a total of 8,745m/2/

               (b)  term:  (1)  Land 1:  Commencing from Transfer Date and continue until 18 August 2042.

                           (ii) Land 2:  Commencing from the Transfer Date and
                                         continue until 18 August 2045.

               (c) user: Panyu D.V.S. Electrical Appliances Manufacturing Co., Ltd.

               (d) assignability and transferability: Party B may at any time freely sell, lease, transfer, mortgage or assign the granted land use rights for the Site and the Existing Plant to any third party without payment of any additional land grant fee or transfer fee to any PRC governmental authorities or third parties;

               (e) environmental fitness: compliance with PRC legal requirements

      (7) Party B shall be able to use the Site and the Existing Plant for all of the business purposes set forth in the scope of business of the Joint Venture Contract;

      (8) the layout, design, construction and operation of the Existing Plant are in full compliance with all requirements of relevant governmental authorities for land administration, water and soil conservation, construction standards, fire prevention and work safety;

      (9) it has obtained all permits and other authorizations which are required for the Site and the Existing Plant under the Law of the People's Republic of China on Environmental Protection and other Chinese laws, administrative regulations and local regulations relating to pollution or protection of the environment (hereinafter collectively referred to as "Chinese Environmental Laws"), and that the Site and the Existing Plant are in full compliance with all material terms and conditions of the foregoing permits and authorizations and are also in full compliance with other material requirements set forth in Chinese Environmental Protection Laws;

      (10) there is no existing or latent environmental damage or hazard on the Site or in the areas surrounding the Site and that, during the Term, Party B shall not be liable for any environmental liability in connection with the Site or the surrounding areas of the Site, including, without limitation, liability arising out of the disposal of polluted wastes on or in the area surrounding the Site or elsewhere to the extent the cause of such environmental liability occurred prior to the Transfer Date.

6.02 Party A hereby agrees to indemnify fully Party B from and against all claims, demands, actions, damages, losses (including loss of profit), liabilities, penalties and expenses sustained by Party B or any affiliate of Party B directly or indirectly in respect of any breach by Party A of any of the above provisions of this Article 6.

                           ARTICLE 7. GOVERNING LAW
                                      -------------

7.01 The conclusion , validity, interpretation and performance of, and the settlement of disputes in connection with this Contract shall be governed by the laws of the PRC.

7.02 If any of the Parties' economic benefits are adversely and materially affected by the promulgation of any newly enacted or published laws, rules or regulations of the PRC or the amendment or interpretation of any existing laws, rules or regulations of the PRC after the date of this Contract, the Parties shall promptly consult with each other and use their best efforts to implement any adjustments necessary to maintain each of the Parties' economic benefits derived from this Contract on a basis no less favorable than the economic benefits it would have derived if such laws, rules or regulations had not been promulgated or amended or so interpreted.


                       ARTICLE 8. DISPUTE SETTLEMENT
                                  ------------------

8.01 All disputes arising in connection with the implementation of this Contract or relating to this Contract shall be resolved through friendly consultations between the Parties. If consultations are unsuccessful, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration according to its provisional rules of arbitration procedure. The arbitration award shall be final and binding on both Parties. The required costs shall be borne by the losing Party.

8.02 During the arbitration proceedings, this Contract shall continue to be performed except for the portion which is the subject of the dispute under arbitration.


                      ARTICLE 9. MISCELLANEOUS PROVISIONS
                                 ------------------------

9.01 This Contract is made for the benefit of the Parties and may be enforced by either of them. Any amendment to this Contract shall require the signature of a written agreement by the authorized signatories of the Parties.

9.02 This Contract is executed in two (2) English and two (2) Chinese originals. Both language versions shall be equally authentic.

9.03 Any notice from a Party which is made by telegram or telex and involves the rights and obligations of the Parties shall promptly be followed by written notice in the form of a letter. The legal addresses of the Parties as set forth herein shall be their correspondence addresses.

9.04 This Contract shall be signed by Party A and, initially, D.V.S. H.K. Limited on behalf of Party B. As soon as reasonably possible following the issuance of the business license Party B, Party A and D.V.S. H.K. Limited shall cause Party B to ratify this Contract so as to give it full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Contract to be executed by their duly authorized representatives as of the date first written above.

Party A:                                     Party B
-------                                      -------

Panyu Tian Le Electrical Appliance           D.V.S. H.K. Limited
Manufacturing Co., Ltd.                          For and on behalf of
                                                 D.V.S. H.K. LIMITED

[SEAL APPEARS HERE]

By: /s/ Su Xin Rong                          By: /s/ Edmund Sun
    ---------------------------                  -------------------------
Name: Mr Su Xin Rong                         Name: Dr Edmund Sun
                                             [UNRECOGNIZABLE CHARACTERS]

Confirmation
------------

I hereby confirm that this Contract has been ratified at a duly convened meeting of the Board of Directors of Panyu D.V.S. Electrical Appliances Manufacturing Co., Ltd. on this _____ day of _________, 1997.


PANYU D.V.S. ELECTRICAL APPLIANCES MANUFACTURING CO., LTD.



By: /s/ Su Xin Rong
    ---------------------------
Name:  Mr Su Xin Rong
Title: Chairman

                                 ATTACHMENT 1

                                   SITE MAPS
                                   ---------

                          [UNRECOGNIZABLE CHARACTERS]

[MAP APPEARS HERE]

DORMITORY BUILDING

7-STOREY FACTORY BUILDING

                          [UNRECOGNIZABLE CHARACTERS]

[MAP APPEARS HERE]

LAND 1
(6,981 sq.m.)

LAND 2
(1,773 sq.m.)

                                  APPENDIX 3
                                  ----------


                           NON-COMPETITION AGREEMENT
                           -------------------------

THIS AGREEMENT forms an integral part of the Joint Venture Contract ("Contract") signed between Panyu Tian Le Appliance Manufacturing Co., Ltd, and D.V.S.H.K. Limited for the establishment of Panyu D.V.S. Electrical Appliances Manufacturing Co., Ltd. (the "Company") dated 5th August, 1997 and shall in all respects become part of and is incorporated into said Contract.

NOW WHEREAS the Company and Mr Su Xin Rong ("Mr Su") hereto agree as follows:

1.   Associated Businesses
     ---------------------

     Mr Su shall not, without the express written authority of the Company, at any time during the term of the Contract, in any country or place where the Company and/or its affiliates has carried on business, carry on or be employed, concerned or interested directly or indirectly whether as shareholder, director, employee, partner, agent or otherwise and whether alone or jointly with others, in any business in competition with the Company and/or its affiliates.

     For the purposes of this Agreement, the term "affiliates" shall mean any enterprise or other entity which directly or indirectly controls the Company, or is controlled by the Company; the term "control" meaning ownership of fifty percent (50%) or more of the registered capital (or voting stock as the case may be) or the power to appoint the general manager, or other principal person in charge of an enterprise or other entity.

2.   Customers & Suppliers
     ---------------------

     Mr Su shall not, without the express written authority of the Company, at any time during the term of the Contract either on his own account or in conjunction with or on behalf of any other person, enterprise, or other entity (including, but not limited to any government agency or department), directly or indirectly solicit or entice away from the Company and/or its affiliates any person, enterprise or entity who is or at any time during the term of the Contract or at the date of the termination of the Contract, may have become a customer or supplier of the Company and/or its affiliates. This Clause 2 shall apply equally in the case of a prospective customer or supplier.

3.   Company Employees
     -----------------

     Mr Su shall not, without the express written authority of the Company, at any time during the term of the Contract either on his own account or in conjunction with or on behalf of any other person, enterprise or other entity (including, but not limited to any government agency or department), directly or indirectly solicit or entice away from the Company or its affiliates or employ or otherwise engage any person who now is or at any time during the term of the Contract or at the date of the termination of the Contract may have become an employee of the Company or its affiliates.

4.   Association with the Company
     ----------------------------

     Mr Su shall not, without the express written authority of the Company, at any time or for any purpose after termination of the Contract use either the English or Chinese name of the Company or any name similar thereto in connection with his own or other name in any way calculated to suggest that he is or has been with the Company's business, nor in any way hold himself out as having any such connection.


THE COMPANY                                  MR SU XIN RONG



By: /s/ Su Xin Rong                          By: /s/ Su Xin Rong
   ---------------------                        ---------------------
Name: Mr Su Xin Rong                         Name: Mr Su Xin Rong
Title: Chairman

Date: 5th August, 1997                       Date: 5th August, 1997

                                  APPENDIX 4
                                  ----------

                           CONFIDENTIALITY AGREEMENT
                           -------------------------

THIS AGREEMENT forms an integral part of the Joint Venture Contract ("Contract") signed between Panyu Tian Le Appliance Manufacturing Co., Ltd. and D.V.S.H.K. Limited for the establishment of Panyu D.V.S. Electrical Appliances Manufacturing Co., Ltd. (the "Company") dated 5th August, 1997 and shall in all respects become part of and is incorporated into said Contract.

NOW WHEREAS the Company and Mr Su Xin Rong ("Mr Su") hereto agree as follows;

1. Mr Su expressly acknowledges that any unpublished patentable or unpatentable items of technical or non-technical information, such as (but not limited to), materials, tooling, equipment, designs, processes, formulae, projects, products, costs, financial data, marketing plans, customer and supplier lists or business projections used by the Company in its business, constitute valuable trade secrets or confidential information (hereinafter referred to as "Confidential Information") are the property of the Company, and Mr Su hereby agrees not to disclose or use the same other than in the business of the Company. Furthermore, Mr Su specifically agrees;

     (a) not to, directly or indirectly, disclose or make available to anyone or use outside of the Company organization during or after the term of the Contract, any Confidential Information without the prior written consent of the Board of Directors of the Company;

     (b) to safeguard all Confidential Information at all times so it is not exposed to, or taken by, unauthorized persons, and when entrusted to Mr Su, Mr Su shall exercise his best efforts to assure its safe-keeping; and,

     (c) upon termination of the Contract, if applicable, to deliver to the Company all materials, including, but not limited to personal notes and reproductions relating to the Company's business which are in Mr Su's possession or control.

2. With respect to all work done by Mr Su in relation to the Company, Mr Su hereby agrees that all right, title and interest to any and all inventions, discoveries, designs, developments, improvements, copyrightable material, and trade secrets (collectively herein as "Inventions"), conceived, developed or reduced to practice by Mr Su, whether conceived, developed or reduced to practice during working hours or otherwise and whether alone or jointly with others, are the sole property of the Company. With respect to all patent conceptions and implementing projects, Mr Su also agrees that during and after termination of the Contract, Mr Su and his heirs or representatives, shall, as requested, assist in the preparation and execution of all patent applications and other instruments, as well as execute all requested assignments and do all other things which the Company deems necessary to obtain or to maintain patent rights inside or outside the People's Republic of China and to protect the Company's rights and interests.


THE COMPANY                                  MR SU XIN RONG



By: /s/ Su Xin Rong                          By: /s/ Su Xin Rong
    ------------------                           ------------------

Name:  Mr Su Xin Rong                        Name: Mr Su Xin Rong
Title: Chairman

Date:  5th August, 1997                      Date: 5th August, 1997

                            ARTICLES OF ASSOCIATION
                            -----------------------


                                      OF


          PANYU D.V.S. ELECTRICAL APPLIANCES MANUFACTURING CO., LTD.

                               TABLE OF CONTENTS

Chapter                                                                    Page
-------                                                                    ----
1.   General Provisions..................................................     1
2.   The Parties.........................................................     1
3.   Establishment of the Joint Venture..................................     2
4.   Purpose, Scope and Scale of Production and Business.................     2
5.   Investment and Forms of Capital Contribution........................     3
6.   Intellectual Property Rights........................................     6
7.   Purchase of Equipment and Raw Materials and Sale of Products........     6
8.   Board of Directors and Management Organization......................     7
9.   Labor Management....................................................     9
10.  Taxation, Financial Affairs and Distribution........................    10
11.  Foreign Exchange Control............................................    11
12.  Joint Venture Term..................................................    12
13.  Termination, Buyout and Liquidation.................................    12
14.  Miscellaneous Provisions............................................    15

Signatures...............................................................    16

Appendix
--------

1.   Capital Contribution Schedule and List

                            ARTICLES OF ASSOCIATION
                            -----------------------

                                  PRELIMINARY


These Articles of Association are made in Panyu Municipality, Guangdong Province, the People's Republic of China on this 5th day of August, 1997 by and between Panyu Tian Le Electrical Appliance Manufacturing Co., Ltd., an enterprise legal person established and existing under the laws of the People's Republic of China with its legal address at Nan Da Highway, South Side, Zhi Village, Dashi Town, Panyu Municipality, Guangdong Province ("Party A") and D.V.S. H.K. Limited, a corporation duly organized and existing under the laws of Hong Kong, the People's Republic of China, with its principal address at Unit 503, Remington Centre, 23 Hung To Road, Kwan Tong, Kowloon, Hong Kong ("Party B"). Each of Party A and Party B shall hereinafter individually be referred to as a "Party" and collectively as the "Parties".

                         CHAPTER 1. GENERAL PROVISIONS

Article 1.   These Articles of Association are formulated in accordance with the
---------
Law of the People's Republic of China on Sino-Foreign Equity Joint Ventures, the implementing regulations thereunder, other relevant Chinese laws and regulations, and the joint venture contract entered into by the Parties and dated 5th August, 1997 (the "Contract").

Unless the terms or context of these Articles of Association provide otherwise, the terms used herein shall have the same meanings as set forth in the Contract.

                            CHAPTER 2. THE PARTIES

Article 2.   The Parties to these Articles of Association are set forth below:
---------

(1) Party A, Panyu Tian Le Electrical Appliance Manufacturing Co., Ltd., registered with the Panyu Administration for Industry and Commerce, China.

        Legal address:         Nan Da Highway, South Side, Zhi Village, Dashi
                               Town, Panyu Municipality, Guangdong Province

        Legal representative:  Mr Su Xin Rong

        Telephone:             (020) 84790388

        Bank with which an
        account has been
        opened:                Industrial and Commercial Bank of China, Dashi,
                               Panyu, Guangdong
        Account No.:           244-0248-0004850

(2)  Party B,D.V.S. H.K. Limited ("Party B")

     Legal address:           Unit 503, Remington Centre, 23 Hung To Road, Kwun
                              Tong, Kowloon, Hong Kong.

     Legal representative:    Name:         Dr Edmund Sun
                              Position:     Chairman
                              Nationality:  American

     Telephone:               852-29504133

     Bank with which an
     account has been
     opened:                  Citibank N.A. Hong Kong
     Account No.:             1821698002 (HK$)

                 CHAPTER 3. ESTABLISHMENT OF THE JOINT VENTURE

Article 3.    The name of the Joint Venture shall be "Panyu D.V.S. Electrical
---------
Appliances Manufacturing Co., Ltd." in English and "[UNRECOGNIZABLE CHARACTERS]" in Chinese (the "Joint Venture").

The legal address of the Joint Venture shall be Zhi Village, Dashi Town, Panyu Municipality, Guangdong Province.

To the extent as provided in the laws and regulations of China and these Articles of Association, the Joint Venture shall have the right to autonomously carry on operation and management and to enjoy the preferential treatment available to Sino-foreign equity joint ventures.

Article 4.    The Dashi Town People's Government shall be the department in
---------
charge of the joint Venture. It shall be responsible for guiding, assisting and supervising the Joint Venture.

Article 5.    The form of organization of the Joint Venture shall be a limited
---------
liability company. The Joint Venture shall be liable for its debts with all of its assets. The Parties' liability to the Joint Venture shall be limited to their respective subscribed capital contributions. The profits, risks and losses shall be shared between the Parties in proportion to their respective contributions to the registered capital.


                         CHAPTER 4. PURPOSE, SCOPE AND
                       SCALE OF PRODUCTION AND BUSINESS

Article 6.    Based on the desire to strengthen economic cooperation and
---------
technological exchange, the purpose of the Joint Venture's production and business is to enhance product quality by adopting appropriate advanced technology and scientific operation and management methods, so as to enable the investors to obtain satisfactory economic benefits.

Article 7.    The scope of business shall be the production, processing,
---------
marketing and sale of self-produced VCD players, DVD players, loader and optical pick-ups of VCD and DVD players, digital broadcasting systems, networking systems, microcomputers and related products.

Article 8.    The scale of production of the Joint Venture shall be as set
---------
forth below:

(1) Production capacity of the Joint Venture after the commencement of production: The planned annual output is 600,000 units and the planned annual output value is RMB(Yen)720 million. Thereafter, the scale of production shall be further expanded according to market circumstances.

(2) The site area of the factory shall be 8,754 square meters and the area of the factory buildings 1,428 square meters.

(3)  The planned number of staff and workers is 480 persons.


            CHAPTER 5. INVESTMENT AND FORMS OF CAPITAL CONTRIBUTION

Article 9.    The total amount of investment of the Joint Venture shall be US$8
---------
million, comprising US$3.92 million in fixed assets and US$4.08 million in working capital.

Article 10.   The subscribed amount of capital contribution by both Parties
----------
shall be US$8 million, and this will be the registered capital.

Article 11.   Party A shall make its contribution to registered capital as
----------
follows:

     (1)      Land Use Rights for Site: (as further described in Appendix 1)

     (2)      Existing Plant: (as further described in Appendix 1)

     (3)      Machinery and Equipment: (as further described in Appendix 1)

Party A's contribution of Land Use Rights for Site, Existing Plant, Machinery and Equipment, shall in the aggregate constitute US$3.92 million, representing forty nine percent (49%) of the Joint Venture's registered capital.

Party A further expressly acknowledges that the Joint Venture shall not assume any debts, liabilities, mortgages, or other encumbrances, or any claims by any third parties which, may be associated with the Site, Existing Plant or Machinery and Equipment transferred by Party A to the Joint Venture at the date of their contribution to the Joint Venture as described in Article 12 below. The assumption of any such debt liability, mortgage or other encumbrance or any claim by any third party by the Joint Venture shall be a cause for termination of the Contract under Article 46 of these Articles of Association.

Party B shall make its contribution to registered capital as follows:

     (1)    Cash: US$2 Million

     (2)    Parts and major components (hereinafter referred to as "Inventory"):
            US$2.08 Million

Party B's contribution of Cash and Inventory, shall in the aggregate constitute US$4.08 million, representing fifty one percent (51%) of the Joint Venture's registered capital.

Article 12.   The Parties shall make their contributions to the Joint Venture
----------
within the following time limit;

Party A shall contribute the Land Use Rights for Site, Existing Plant and Machinery and Equipment, all as listed on Appendix 1 within thirty (30) days after a business license is obtained.

Party B shall contribute US$612,000 in Cash, representing 15 percent of its share of registered capital within thirty (30) days after a business license is obtained. The balance of Party B's contribution to registered capital shall be in the form of Cash and Inventory and shall be paid in accordance with the funding and working capital requirements of the Joint Venture as determined by the Board of Directors, provided the entire balance is contributed within three
(3) years after the business license is obtained. Upon such determination by the Board of Directors, Party B may in its absolute discretion elect to contribute either Cash or Inventory, and Party B furthermore has the right to select, in its absolute discretion, the Inventory so contributed. The Inventory should consist of parts and major components necessary for production in accordance with the Joint Venture's approved scope of business. The value of the Inventory shall be determined by the relevant Chinese Commodities Inspection Authorities. The importation of Inventory shall be in accordance with applicable government regulations governing the importation of such Inventory. Party B shall promptly comply with any such determination by the Board of Directors to contribute registered capital to meet the working capital requirements of the Joint Venture.

Article 13.   Subject to Article 14 below, the assignment by either Party of all
----------
or part of its rights and obligations to a third party shall be subject to the consent of the other Party and the approval of the examination and approval authority, and shall require the carrying out of procedures for change of registration with the administration authority for industry and commerce. When one Party assigns all or part of its rights and obligation, the other Party shall have a preemptive right of purchase.

Article 14.   Party A agrees to waive its preemptive right of purchase, and to
----------
consent to any transfer of registered capital, and further agrees to cause the directors appointed by it to consent unanimously to such a transfer, in any of the following circumstances:

(1) Party B transfers all or any part of its interest in the registered capital of the Joint Venture to its Fully-Owned Affiliates. For the purposes of this Article 14, "Fully-Owned Affiliates" shall mean any company or enterprise which is controlled by Party B; "controlled" for the purposes of this Article 14 meaning direct or indirect ownership of one hundred percent (100%) of the registered capital or voting stock of that company or enterprise.

(2) Party B is merged with another company to form a new company, and such merger requires the transfer of all or part of Party B's interest in the registered capital of the Joint Venture to that new company.

(3) Substantially all of the assets of Party B are acquired by another company ("Acquiring Company"), and such acquisition requires the transfer of all or part of Party B's interest in the registered capital of the Joint Venture to the Acquiring Company.

Article 15.   After the Parties have made their capital contributions in
----------
accordance with Articles 11 and 12 hereof, an accountant registered in China shall verify the same and issue a contribution verification report, on the basis of which the Joint Venture shall issue investment certificates. Neither Party may use the amount of its capital contribution to take out a mortgage loan from or provide a guarantee to third parties, or dispose of it otherwise.

The Joint Venture may not reduce the amount of its registered capital during the joint venture term.

Article 16.   Any increase in the registered capital of the Joint Venture
----------
requires approval by a unanimous vote of the directors present in person or by proxy at a duly constituted meeting of the Board of Directors, and shall be submitted to the Examination and Approval Authority for examination and approval. Upon receipt of the approval of the Examination and Approval Authority, the Joint Venture shall register the increase in registered capital with the State Administration for Industry and Commerce ("SAIC") or the relevant local branch of the SAIC.

If the Board of Directors determines on the basis of a resolution approved by a simple majority of the Board of Directors that the Joint Venture requires additional funds and recommends that the Joint Venture raise such funds from either external borrowing or an increase in registered capital, and either Party (the "Non-participating Party") is unable or unwilling to participate in any such arrangement proposed by the Board of Directors, then.

(1) in the case of an increase in registered capital, the Party supporting the Board's recommendation shall be entitled to make any such increase unilaterally and the Non-participating Party's interest in the registered capital of the Joint Venture shall be diluted accordingly, in which case each Party shall be deemed to have consented to the increase of the Joint Venture's registered capital and shall cause its appointed Director(s) to approve such increase; and

(2) in the case of external borrowing, if either Party is unable to provide a guarantee on behalf of the Joint Venture in respect of such borrowing, then the other Party may, at its option, guarantee the entire amount of such borrowing or fund the entire amount of the additional financing required by means of an increase in the registered capital of the Joint Venture, in which in the latter case the provisions of the subsection (1) herein shall apply mutatis mutandis.
           ----------------

In the event that either Party fails to make its registered capital contribution (or any portion thereof) or fails to provide its share of any increase in the Joint Venture's registered capital, then in addition to any other rights the Joint Venture may have against the defaulting Party, the Joint Venture will offer such portion to the non-defaulting Party. Such offer to provide a portion of any increase in the registered capital as described in this Article requires approval by the Examination and Approval Authority.

Article 17.   Party A warrants to Party B that, as of the date on which  Party
----------
A contributes the Machinery and Equipment listed in Appendix 1, to the Joint
Venture:

(1) it is the lawful owner of the machinery and equipment and has the full legal authority to transfer ownership thereof to the Joint Venture;

(2) all taxes and fees in respect of the machinery and equipment have been fully paid;

(3) none of the machinery and equipment is subject to any mortgage, pledge, lien or other encumbrance; and,

(4) all of the machinery and equipment is in normal operating condition, subject to normal wear and tear in the case of any used machinery and equipment.


                    CHAPTER 6. INTELLECTUAL PROPERTY RIGHTS

Article 18.   The Joint Venture shall not have any right, interest or title,
----------
whether under PRC or US law, to any and all inventions, discoveries, designs, developments, improvements, copyrightable material, and trade secrets (collectively herein "Investions"), conceived, developed or reduced to practice by any employee of Party B whatsoever, whether conceived, developed or reduced to practice on the premises of the Joint Venture, in collaboration with the Joint Venture, or resulting from work performed for the Joint Venture, unless authorized in writing by Party B. Where legal title to Inventions conceived, developed or reduced to practice by Party B employees in collaboration with the Joint Venture (whether during joint development efforts between the Joint Venture and Party B or otherwise), vest, under PRC or U.S. law, with the Joint Venture, the Joint Venture shall immediately assign such Inventions to Party B without consideration, and the cost and expense of such assignment shall be borne by the Joint Venture.

Notwithstanding the proceding paragraph, all intellectual property rights, including but not limited to technology, patents, trademarks, copyrights and other such proprietary information (collectively herein as "Intellectual Property"), which are the property of Pary A and Party B pre-existing on the date hereof, shall remain the property of Party A and Party B, and shall not be the property of the Joint Venture nor be used by or transferred or assigned to the Joint Venture unless pusuant to formal written contracts entered into between the Joint Venture and the respective parties for the license, assignment, transfer or use of such Intellectual Property.


                       CHAPTER 7. PURCHASE OF EQUIPMENT
                    AND RAW MATERIALS AND SALE OF PRODCUTS

Article 19.   The Board of Directors shalll select the modeles of equipment
----------
required by the Joint Venture for maufacturing the products of the Joint Venture. Where the equipment is to be purchased outside the People's Republic of China, the Board of Directors may from time to time, request Party B to act on the Joint Venture's behalf for the purchase of such equipment. Any such request shall be made in writing pursuant to a formal agency agreement to be signed between the Joint Venture and Party B.

Article 20.   The raw materials and parts, auxiliary materials and packaging
----------
materials required by the Joint Venture shall mainly be obtained by means of import. The raw and auxiliary materials and packaging materials for products to be sold domestically shall be purchased in China.

Article 21.   The products of the Joint Venture shall be sold on markets in and
----------
outside China. Of such products, those exported shall account for 20 percent, and those sold domestically shall account for 80 percent.

Article 22.   Joint Venture products to be sold domestically may be sold
----------
directly by the Joint Venture, or sold by Chinese supplies authorities or commercial authorities on the basis of off-take of all the products or on an agency basis.

Article 23.   Upon approval by the relevent Chinese authorities, the Joint
----------
Venture may establish sales branches in and outside China in order to sell products in and outside China.

Article 24.   The pricing principles and settlement methods with respect to
----------
products for domestic sale and export shall be determined separately by the Board of Directors.


                         CHAPTER 8. BOARD OF DIRECTORS
                          AND MANAGEMENT ORGANIZATION

Article 25.   The Joint Venture shall implement the system under which the
----------
General Manager is in charge, under the leadership of the Board of Directors. The Board of Directors shall consist of three persons, of whom one shall be appointed by Party A and two shall be appointed by Party B. Party A shall designate a director to serve as the Chairman of the Board of Directors and Party B shall designate another director to serve as the Vice-Chairman of the Board. Party A shall designate another director to serve as the a Vice-Chairman of the Board.

The directors shall serve terms of three years and may serve consecutive terms if reappointed by the respective Parties which originally appointed such directors.

The Chairman of the Board of Directors shall be the legal representative of the Joint Venture Company. If the Chairman of the Board of Directors is unable to perform his duties for any reason, he shall authorize the Vice Chairman of the Board of Directors or another director to represent the Joint Venture.

Article 26.   The Joint Venture shall have one General Manager, one Deputy
----------
General Manager and one Financial Controller, who shall be responsible for the day-to-day work of the Joint Venture. The General Manager shall be nominated by Party A and the Deputy General Manager and Financial Controller shall be nominated by Party B, and each of them shall be appointed by the Board of Directors. The Deputy General Manager shall assist the General Manager in his work. The Financial Controller shall report to the Board of Directors.

The General Manager shall report to the Board of Directors. The General Manager shall implement the resolutions of the meetings of the Board of Directors and organize and direct the day-to-day production, operation and management of the Joint Venture. Within the scope of authority delegated by the Board of Directors, the General Manager shall represent the Joint Venture in dealing with third parties and appoint and dismiss subordinate personnel other than those appointed and dismissed by the Board of Directors, and exercise the other functions and powers granted by the Board of Directors.

The General Manager and the Deputy General Manager may not concurrently hold the position of general manager or deputy general manager in any other economic organization and may not join in acts of commercial competition against the Joint Venture by any other organization except where expressly authorized in writing by the Board of Directors.

If the General Manager or a Deputy General Manager commits graft or serious dereliction of duty, he may be dismissed at any time upon the adoption of a resolution by the Board of Directors.

Article 27.   The establishment of the management organization of the Joint
----------
Venture shall be decided on by the board of Directors according to business requirements. The department managers and engineers shall be appointed and dismissed by the Board of Directors. They shall be in charge of the work of their respective departments and report to the General Manager and the Deputy General Manager.

The regulations and functions of the Board of Directors and the functions and powers of the General Manager and the Deputy General Manager shall be specified in the Articles of Association of the Joint Venture. The work scope, responsibilities and regulations of each department shall be formulated by the General Manager and the Deputy General Manager and submitted to the Board of Directors for the record.

Article 28.   The first Board meeting shall be held within one (1) month from
----------
the date of issuance of the Joint Venture's business license.

The Board shall meet at least once during the first twelve (12) months following the issuance of the Joint Venture's business license. Thereafter, meetings shall be held at least once each year. Meetings shall be generally held at the legal address of the Joint Venture. In addition, meetings may be held at such other address in China or aboard as is designated by the Board. Meetings may be attended by directors in person, by proxy, or by telephone.

The Chairman of the Board, after consultation with the Vice Chairman of the Board, and in the Chairman's absence, the Vice Chairman, shall set the agenda for all meetings of the Board and be responsible for presiding over such meetings. All meetings of the Board shall require not less than five (5) days notice to each director. Notice shall be given via facsimile transmission.

Upon the written request of two (2) or more of the directors of the Joint Venture specifying the matters to be discussed, the Chairman of the Board and in his absence the Vice Chairman shall, within not less than five (5) days and no more than ten (10) days of such written request, convene an interim meeting of the Board. The Chairman and in his absence the Vice

Chairman shall decide on the timing and location of such interim meetings. Two-thirds (2/3) of the total number of directors must be present in person, by proxy or by telephone to constitute a quorum which shall be necessary for the conduct of business at any meeting of the Board. If at any properly convened meeting, no quorum is constituted, then the Chairman may call another meeting with seven days' notice. Any director absent from a meeting without giving reason shall be considered to abstain from voting.

In case a Board member is unable to participate in the Board meeting, he shall issue a proxy and entrust a representative to participate in the meeting on his behalf. The representative so entrusted shall have the same rights and powers as the Board member. Each director (including the Chairman) present in person or by proxy or by telephone at a meeting of the Board shall have one vote.

The Board will cause complete and accurate minutes to be kept of all meetings (including a copy of the notice of the meeting) and of business transacted at such meetings. Minutes of all meetings of the Board shall be distributed to all the directors as soon as practicable after each meeting but not later than thirty (30) days from the date of such meeting. Any director who wishes to propose any amendment or addition thereto shall submit the same in writing to the Chairman and the Vice Chairman within two (2) weeks after receipt of the proposed minutes. The minutes shall be finalized by the Chairman and Vice Chairman not later than sixty (60) days after the relevant meeting and signed by all directors within two (2) weeks after receipt of the final minutes.

Any action to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to such action. Such written consent shall be filed with the minutes of the Board proceedings and shall have the same force and effect as a unanimous vote taken by members physically present.


                          CHAPTER 9. LABOR MANAGEMENT

Article 29.   The contract worker system shall be adopted for the staff and
----------
workers of the Joint Venture. Matters such as the employment, dismissal, wages, labor insurance, welfare benefits, rewarding, punishment, etc, shall be worked out in a plan by the Board of Directors in accordance with the labor management regulations of the People's Republic of China and the implementing measures therefor. Staff members and workers may be dismissed by the Joint Venture. If staff members or workers breach their contracts, they may be subjected to sanctions, up to expulsion, whereupon they shall be resettled by the unit that recommended them.

The labor contracts concluded shall be filed for the record with the local labor management authority.

Employees of the Joint Venture shall have the right to establish a labor union and arrange union activities in accordance with Chapter 13 of the Implementing Regulations for the Law of the People's Republic of China on Sino-Foreign Equity Joint Venture

Article 30.   The employment, wages, social insurance, welfare benefits,
----------
standards for business travel expenses, etc. of the General Manager, Deputy General Manager and senior management personnel shall be decided upon by the Board of Directors.

Article 31.   The Joint Venture shall not in any way be obligated to employ any
----------
employee of Party A, nor shall it be obligated to assume any responsibilities, duties or liabilities, whether under contract or under PRC law, which Party A may have towards its own employees. Unless formally employed by the Joint Venture in accordance with Article 29 of these Articles of Association, Party A employees shall not be entitled to any Joint Venture employment benefits whatsoever, including but not limited to salaries or wages, pensions, severance, medical leave, housing and accommodation and other such benefits, unless otherwise authorized by resolution of the Board of Directors.

           CHAPTER 10. TAXATION, FINANCIAL AFFAIRS AND DISTRIBUTION

Article 32.   The Joint Venture shall pay various tax and apply for tax
----------
reductions and exemptions in accordance with the relevant laws and regulations of China. The Joint Venture shall timely submit accounting and statistical statements and be subject to supervision and administration by the financial and taxation authorities and by the department in charge of the Joint Venture. The Financial Controller of the Joint Venture, under the leadership of the General Manager, shall be responsible for the financial management of the Joint Venture.

The staff and workers of the Joint Venture shall pay individual income tax in accordance with the Individual Income Tax Law of the People's Republic of China.

Article 33.   The Joint Venture shall keep independent account books within
----------
China. The accounting system of the Joint Venture shall be formulated by the Board of Directors in accordance with the Regulations of the People's Republic of China Concerning the Financial Administration of Enterprises With Foreign Investment and the Accounting System of the People's Republic of China for Enterprises With Foreign Investment, and in the light of the actual circumstances of the enterprise. The said accounting system shall be submitted to the local financial and taxation authorities for the record.

Article 34.   The fiscal year of the Joint Venture shall commence on January 1
----------
of each year and end on December 31 of the same year. All vouchers, account books and statements shall be made and kept in Chinese. In principle, the Renminbi shall be adopted as the bookkeeping base currency. If the actual amount received or paid is in a foreign currency, the amount shall also be entered in the currency actually received or paid.

Article 35.   The principles for distribution of net profit are set forth
----------
below:

(1) Allocations shall be made to a reserve fund, enterprise development fund and bonus and welfare fund for staff and workers, at the rate decided upon by the Board of Directors.

(2) The Board of Directors shall determine a distribution plan for the distributable profit remaining after the allocations to the three funds. The said profit shall be distributed in proportion to the Parties' respective contributions to the Joint Venture's registered capital. Losses, if any, shall be shared in the proportion set forth above.

Article 36.   No profit may be distributed until the losses of the Joint
----------
Venture have been made up. Retained profits from previous years may be distributed together with the profits of the current year.

Article 37.   The Parties shall have full and equal access to the Joint
----------
Venture's accounts, which shall be kept at the legal address of the Joint Venture. The Joint Venture shall furnish to the Parties unaudited financial reports on a monthly and quarterly basis so that they may continuously be informed about the Joint Venture's financial performance.

The Joint Venture shall engage Ernst and Young or its joint venture affiliate registered in the PRC, or any other internationally recognized accounting firm or its affiliate registered in China, as its auditor ("Auditor") to examine and verify the annual report on the final accounts. The Joint Venture shall submit to the Parties an annual statement of final accounts within four (4) months after the end of the fiscal year, together with the audit report of the Auditor.

Article 38.   The Financial Controller shall also prepare and provide to Party
----------
B financial reports prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), on an annual, monthly and quarterly basis so that Party B may continuously be informed about the Joint Venture's financial performance. Annual financial reports prepared in accordance with GAAP under this Article 38, shall be prepared for the purposes of financial auditing under GAAP.

                     CHAPTER 11. FOREIGN EXCHANGE CONTROL

Article 39.   All foreign exchange transactions of the Joint Venture shall be
----------
handled in accordance with the Provisional Regulations of the People's Republic of China Concerning Exchange Control and related control regulations.

Article 40.   The Joint Venture shall open Renminbi and foreign exchange
----------
accounts with the Panyu Sub-branch of the Bank of China or with another bank agreed to by the Administration of Exchange Control. All foreign exchange revenue shall be deposited with the bank with which an account has been opened and all foreign exchange expenditure shall be made out of the foreign exchange account, and the same shall be subject to supervision by the Administration of Exchange Control and the bank with which the account has been opened. All remittances from any of the Joint Venture's bank accounts, whether by cash withdrawal, telegraphic transfer, check or other method of payment, may be done only upon the signature of any two of the following persons: Financial Controller, either director of the Joint Venture appointed by Party B, the financial controller of Party B, or such other person as designated by Party B. At the first meeting of the Board of Directors, these persons shall be designated as authorized signatories in respect of the Joint Venture's bank accounts.

Article 41.   The net profit distributed to Party B and Party B's share of the
----------
property remaining after liquidation of the Joint Venture as well as the other lawful revenue of Party B may be invested domestically or paid out of the Joint Venture's foreign exchange account and, in accordance with the foreign exchange control regulations, be remitted to Party B's bank account outside China through the bank with which the account has been opened.

                        CHAPTER 12. JOINT VENTURE TERM

Article 42.   The term of the Joint Venture shall be 25 years, calculated from
----------
the date of issuance of the business license (the "Joint Venture Term").

Upon expiration of the Joint Venture Term, the Parties may agree to continue the joint venture. An application for extension of the joint venture term shall be submitted to the examination and approval authority six months prior to expiration of the term.

                CHAPTER 13. TERMINATION, BUYOUT AND LIQUIDATION

Article 43.   A Party may submit written notice ("Termination Notice") to the
----------
other Party of an intention to terminate the Contract (subject to Article 44) at any time if:

(1) the other Party materially violates the Contract, and such violation is not cured within thirty (30) days of written notice to the breaching Party;

(2) the other Party breaches any of its representations or warranties set forth in the Contract;

(3) after both Parties have fully contributed their respective shares of registered capital to the Joint Venture in accordance with Chapter 5 of the Contract, serious losses incurred by the Joint Venture have made it impossible to continue business operations without substantial additional capital infusions;

(4) serious losses incurred as a result of an event of force majeure and the Parties have been unable to find and equitable solution;

(5) the Joint Venture has failed to achieve its business purposes and has no development prospects;

(6) the other Party becomes bankrupt, or is the subject of proceedings for bankruptcy, liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due;

(7) the Joint Venture has not been issued a Land Use Rights Certificate for State-Owned Land for the Site or Real Estate Ownership Certificates for the Existing Plant listed in Appendix 1 of the Contract by the competent government authority within sixty (60) days of issuance of the Business License;

(8) the Joint Venture becomes bankrupt or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due; or

(9) Party A becomes subject to Tax Payment Guarantee or Enforcement Measures by the local tax authorities for breaches of PRC taxation laws. For the purposes of these Articles of Association, "Tax Payment Guarantee or Enforcement Measures" means measures carried out by the local tax bureau to guarantee or enforce payment to tax by Party A, and which includes, but is not limited to, the suspension of Party A's bank accounts, the deduction of tax from Party A's bank accounts, the detention, sealing off, or sale of Party A's property, and other such measures which may be carried out by the local tax authorities against Party A for the guarantee or enforcement of the payment of tax by Party A.

The mere submission by either Party of a Termination Notice shall not by itself constitute a termination of the Contract.

Article 44.   In the event that either Party submits a Termination Notice
----------
pursuant to Article 43 above with respect to any matter specified thereunder, the Parties shall for a two (2) month period after such notice is given conduct negotiations and endeavor to resolve the situation which resulted in the giving of such notice. In the event such matters are not resolved to the satisfaction of the Parties within two (2) months of the date of such notice, the Contract shall terminate with immediate effect.

Article 45.   In the event that a Termination Notice is submitted pursuant to
----------
Article 43 above and the Parties are unable to reach a resolution pursuant to
Article 44 above, then the Party submitting the Termination Notice ("Terminating Party") shall have, the option of offering its interest (the "Put") in the registered capital of the Joint Venture to the non-terminating Party in accordance with this Article. The Party delivering the Termination Notice shall advise the Board of Directors of its intention. The Board of Directors shall forthwith request the independent auditors of the Joint Venture to determine and certify in writing the value of the Parties' respective interests in registered capital of the Joint Venture. The sum so determined and so certified shall be the Purchase Price. The auditors shall act hereunder as experts and not as arbitrators and their determination shall be final and binding on the Parties. The costs of such determination shall be borne by the Party receiving the Termination Notice. The auditors shall calculate the Purchase Price within sixty
(60) days of the Termination Notice. For the purposes of this Article, the fair value of the interests of the Parties in registered capital of the Joint Venture shall be determined by reference to the then prevailing accounting principles of the Joint Venture at the date of the Termination Notice.

If the non-terminating Party refuses to purchase or is otherwise unable to acquire the Terminating Party's interest pursuant to the Put, or the Terminating Party decides not to put its interest to the non-terminating Party, then the Terminating Party shall have the right to:

(a) acquire the non-terminating Party's interest in the registered capital of the Joint Venture at the value of the non-terminating Party's interest in the registered capital of the Joint Venture as certified under this Article 45 ("Acquisition"); or

(b) request that the non-terminating Party sell its interest in the registered capital of the Joint Venture to a third party designated by the Terminating Party ("Thirty Party"), at the value of the non-terminating Party's interest in the registered capital of the Joint Venture as certified under this Article 45 ("Third Party Sale").

Upon completion of the determination of the Purchase Price of the selling Party's interest, the Parties shall, in the case of an Acquisition, execute a contract for the transfer of interest in registered capital of the Joint Venture within sixty (60) days. The Terminating Party shall pay the full Purchase Price in United States Dollars within thirty (30) days after the signing of the contract for the transfer of interest in the registered capital of the Joint Venture and obtaining all necessary government approvals for such contract.

Upon completion of the determination of the Purchase Price of the non-terminating Party's interest, and upon selection of the Third Party by the Terminating Party, the non-terminating Party shall, in the case of a Third Party Sale, execute a contract for the transfer of interest in the registered capital of the Joint Venture to the Third Party within sixty (60) days. The Terminating Party agrees to waive its preemptive right of purchase, and to consent to any transfer of registered capital, and further agrees to cause its directors appointed by it to consent unanimously to such transfer.

In case of either an Acquisition or Third Party Sale, each party shall use its best efforts to obtain any required government approvals. If such approvals cannot be obtained within sixty (60) days of the signing of the contract for the transfer of interest in registered capital of the Joint Venture to the Terminating Party or the Third Party as the may be, then such contract shall be null and void and the Joint Venture shall be liquidated in accordance with the provisions of Article 47 hereof.

Until such time as the sale of the interest of one Party in the registered capital of the Joint Venture to the other Party or Third Party (as the case may be) is completed, the Joint Venture shall, to the fullest extent possible, maintain the conduct of its business in the ordinary course and neither Party shall hinder the Joint Venture from the conduct of its business.

Article 46.   In the event that any Land Use Rights for the Site, the Existing
----------
Plant and/or Machinery and Equipment described in Appendix 1, paragraph B, is subject to any debt, liability, mortgage or other encumbrance, or any claim by any third party ("Transfer Debt") on the fourteenth (14/th/) day after issuance of the approval certificate by the relevant examination and approval authority, then only Party B shall have the right to immediately terminate the Contract at any time and shall furthermore have the right to:

(a)  effect a Third Party Sale as set forth in Article 45(b) above;

(b)  effect an Acquisition as set forth in Article 45(a) above;

(c) request Party A to assign to Party B without consideration, its interest in the registered capital of the Joint Venture of an amount equivalent to the Transfer Debt, in which case Party A shall be deemed to have consented to such assignment, and shall execute a contract for the transfer of interest in registered capital of the Joint Venture to Party B within thirty (30) days, and further agrees to cause its directors appointed by it to consent unanimously to such assignment ("Assignment"). In case of Assignment, each party shall use its best efforts to obtain any required government approvals. If such approvals cannot be obtained within sixty (60) days of the signing of the contract for the transfer of interest in registered capital of the Joint Venture to Party B, then such contract shall be null and void and the Joint Venture shall be liquidated in accordance with the provisions of Article 47 hereof.

(d) request that Party A make an application to withdraw and cancel the approval for the establishment of the Joint Venture in which case neither Party shall be obligated to contribute its share of registered capital under the Contract or these Articles of Association; or

(e) if the Joint Venture's business license has been issued at the time of termination under this Article 46, dissolve the Joint Venture in accordance with Article 47.

Party A agrees to consent to, and further agrees to cause its directors appointed by it to unanimously consent to, any action taken by Party B under Articles 46(a) to 46(e) above.

Article 47.   When the Joint Venture is liquidated pursuant to these Articles of
----------
Association, it shall be liquidated in accordance with this Article 47, Articles 103 to 108 of the Implementing Regulations for the Law of the People's Republic of China on Chinese-Foreign Equity Joint Venture and the Measures for the Liquidation of Foreign Investment Enterprises.

Party A and Party B agree that all members of the liquidation committee shall be appointed by a majority vote of the Board of Directors of the Joint Venture.

The property remaining after the payment of the liquidation expenses and the clearance of debts of the Joint Venture ("Remaining Property") shall be distributed by the liquidation committee in accordance with the then existing ratio of the capital contributions of the Parties.

The liquidation committee shall, subject to the preceding paragraph, have full and absolute discretion with respect to the method by which the Remaining Property is distributed between Party A and Party B.

Party B, at its own expense, shall have the right to obtain copies of all of the Joint Venture's accounting vouchers, account books, account statements, minutes and resolutions of the Board of Directors and other relevant documents after the conclusion of liquidation.

                     CHAPTER 14.  MISCELLANEOUS PROVISIONS

Article 48.   All items of insurance of the Joint Venture shall be taken out
----------
with appropriate insurers in China in accordance with relevant PRC laws and regulations. The types, values and duration of insurance coverage etc. shall be discussed and decided by the Joint Venture's Board of Directors in accordance with relevant PRC laws regulations.

Article 49.   These Articles of Association are written in Chinese and English.
----------
Both language versions shall be equally authentic.

Article 50. These Articles of Association must all be approved by the
----------
examination and approval authority of the People's Republic of China and shall become effective on the date of approval ("Effective Date").

Any amendment to these Articles of Association shall require the signature of a written agreement by the signatory Parties and become effective only after submission to and approval by the examination and approval authority.

Article 51. Any notice from a Party which is made by telegram or telex and
----------
involves the rights and obligations of the Parties shall promptly be followed by written notice in the form of a letter. The legal addresses of the Parties as set forth herein shall be their correspondence addresses.

Article 52. These Articles of Association are signed in Dashi Town, Panyu
----------
Municipality, Guangdong Province, China by the authorized representatives of the Parties on 5th August, 1997.

Article 53. The chop of the Company shall only be used with the authority of the
----------
General Manager. Every document to which the chop of the Company is affixed shall be signed and chopped by the General Manager, or shall be signed and chopped by the Deputy General Manager in accordance with a power of attorney duly executed by the General Manager.



                                                  Party A:       Party B:
                                                  -------        -------

Panyu Tian Le Electrical                          D.V.S. H.K. Limited
Appliance Manufacturing Co. Ltd.                      For and on behalf of
                                                      D.V.S. H.K LIMITED
[SEAL APPEARS HERE]

By:   /s/ Su Xin Rong                             By:   /s/ Edmund Sun
   ------------------------                          ---------------------------
Name: Mr Su Xin Rong                              Name: Dr Edmund Sun

                                                  [UNRECOGNIZABLE CHARACTERS]

                                  APPENDIX 1
                                  ----------

                    CAPITAL CONTRIBUTION SCHEDULE AND LIST
                    --------------------------------------

A.  CAPITAL CONTRIBUTION SCHEDULE

Party A
-------

Party A shall contribute the Land Use Rights for Site, Existing Plant and Machinery and Equipment described in Paragraph B below, within thirty (30) days and after a business license is obtained.

Party B
-------

Party B shall contribute Cash and Inventory in accordance with the provisions of
Article 13 of the Contract. The Inventory contributed by Party B under this Contract shall be selected by Party B in its absolute discretion.

B.  LIST OF IN KIND CAPITAL CONTRIBUTIONS BY PARTY A

Land Use Rights for Site
------------------------

Comprises two parcels of land with an area of 6,981 square meters and 1,773 square meters, respectively located in Zhi Village, Dashi Town, Panyu Municipality, Guangdong Province, PRC. The boundaries and exact location of the Site is shown in the Site Map B attached hereto as page 1.

Existing Plant
--------------

1.  see attached pages 2 to 3


Machinery and Equipment
-----------------------

1.  see attached pages 4 to 5

                          [UNRECOGNIZABLE CHARACTERS]

[MAP APPEARS HERE]

LAND 1
(6,981 sq.m.)

LAND 2
(1,773 sq.m.)

                                Existing Plant
                                --------------

--------------------------------------------------------------------------------
No.      Description         Location    Area       Floor    Structure   Total
                             Address     Approx.    Area               Number of
                                        (m/2/)     Approx.              Stories
                                                   (m/2/)
--------------------------------------------------------------------------------
1        Seven story       Zhi Village,  9890.08    1428.00    Frame        7
       factory building    Dashi, Panyu
--------------------------------------------------------------------------------
2         High-grade       Zhi Village,   360.00                Mix         3
      dormitory for staff  Dashi, Panyu
          and workers
--------------------------------------------------------------------------------

The seven story factory building and high grade dormitory for staff and workers are further described on the Site Map A attached hereto.

                          [UNRECOGNIZABLE CHARACTERS]

[MAP APPEARS HERE]

DORMITORY BUILDING

7-STOREY FACTORY BUILDING

                            Machinery and Equipment
                            -----------------------

-----------------------------------------------------------------------------------------------------
No.            Name, Model and          Equipment No.         Unit of      Quantity       Month and
               Specifications                               Measurement                    Year of
                                                                                          Purchase
                                                                                          (Import)
-----------------------------------------------------------------------------------------------------
 1        Color television (21"29"),                           piece          2           March 1995
                  ageing
-----------------------------------------------------------------------------------------------------
 2        MD-88 assembly line                                  piece          4         February 1995
-----------------------------------------------------------------------------------------------------
 3       PN-155 disk-type rotating                             piece          1           December
             production line                                                                1995
-----------------------------------------------------------------------------------------------------
 4            Assembly line                                    piece          3             1995
-----------------------------------------------------------------------------------------------------
 5         Drum-type transmission                               set           1             1997
           assembly line
-----------------------------------------------------------------------------------------------------
 6        Diesel Oil generator set                             piece          1           April 1995
-----------------------------------------------------------------------------------------------------
 7         Wave soldering machine           WST-1              piece          1           July 1995
-----------------------------------------------------------------------------------------------------
 8         Numerically controlled          XI6325A              set           1            May 1995
              universal miller
-----------------------------------------------------------------------------------------------------
 9         Electroplating machine                               set           1          January 1995
-----------------------------------------------------------------------------------------------------
10             Electric door                                   piece          1           April 1995
-----------------------------------------------------------------------------------------------------
11           Graphic instrument             QT-2               piece          1          August 1995
-----------------------------------------------------------------------------------------------------
12                Servo                     SR200              piece          1          January 1995
-----------------------------------------------------------------------------------------------------
13               Vibrator                                      piece          1           September
                                                                                            1995
-----------------------------------------------------------------------------------------------------
14       Color television, testing        PLANTRON2            piece          7           March 1996
                                             1"
-----------------------------------------------------------------------------------------------------
15       Color television, testing        PLANTRON2            piece          2           November
                                             9"                                             1995
-----------------------------------------------------------------------------------------------------
16       Color television, testing        PLANTRON2            piece          7           November
                                             5"                                             1995
-----------------------------------------------------------------------------------------------------
17             Oscilloscope                WC4260              piece          35          December
                                                                                            1994
-----------------------------------------------------------------------------------------------------
18             Oscilloscope               LBO-514A             piece          5           December
                                                                                            1994
-----------------------------------------------------------------------------------------------------
19               Computer                   486                 set           4           December
                                                                                            1995
-----------------------------------------------------------------------------------------------------
20               Computer                   386                 set           2           September
                                                                                            1995
-----------------------------------------------------------------------------------------------------
21             Oscilloscope               CO-13030             piece          4           March 1995
-----------------------------------------------------------------------------------------------------
22             Oscilloscope               SOST041              piece          1           March 1995
-----------------------------------------------------------------------------------------------------
23        Air-cooling upright air                               set           3          January 1995
                conditioner
-----------------------------------------------------------------------------------------------------
24                Handset                                      piece          3           March 1996
-----------------------------------------------------------------------------------------------------
25                Handset                                      piece          7           March 1996
-----------------------------------------------------------------------------------------------------
26              Transformer               630KNA                set           1           March 1996
-----------------------------------------------------------------------------------------------------
27             Millivoltmeter                                  piece          14         January 1995
-----------------------------------------------------------------------------------------------------
28           Facsimile machine                                 piece          1          January 1996
-----------------------------------------------------------------------------------------------------
29      Fluorescent tube and support                            set           1           June 1995
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
No.        Name, Model and               Equipment No.       Unit of       Quantity       Month and
           Specifications                                  Measurement                     Year of
                                                                                          Purchase
                                                                                          (Import)
--------------------------------------------------------------------------------------------------------
30               Air conditioner                           piece          5               November
                                                                                            1995
--------------------------------------------------------------------------------------------------------
31               Air conditioner                           piece          1               November
                                                                                            1995
--------------------------------------------------------------------------------------------------------
32               Air conditioner                           piece          3               May 1995
--------------------------------------------------------------------------------------------------------
33                Boss's chair                             piece          1             February 1996
--------------------------------------------------------------------------------------------------------
34         Leather sofa and office desk                     set           1             February 1996
--------------------------------------------------------------------------------------------------------
35              Telephone number                            line          7
--------------------------------------------------------------------------------------------------------
36              Telephone number                            line          6
--------------------------------------------------------------------------------------------------------
37           Supersonic wave cleaning                      piece          1                 1997
                     machine
--------------------------------------------------------------------------------------------------------
38             Jet-flow tin furnace                        piece          1                 1997
--------------------------------------------------------------------------------------------------------
39                 Photocopier              NPA15          piece          2               March 1997
--------------------------------------------------------------------------------------------------------
40                 Tin furnace              SE-10          piece          2             January 1995
--------------------------------------------------------------------------------------------------------
41             End cutting machine          SE-28          piece          2             January 1995
--------------------------------------------------------------------------------------------------------
42                 Compressor            W-08/12-ACR       piece          1              April 1995
--------------------------------------------------------------------------------------------------------
43              Wow/flutter meter          MK-668C         piece          2             February 1995
--------------------------------------------------------------------------------------------------------
44              Horizontal lathe            L6127          piece          1                 1994
--------------------------------------------------------------------------------------------------------
45   Any other machinery and equipment located within the Existing Plant as of the date of this Contract
--------------------------------------------------------------------------------------------------------

                                      5